Exhibit 10.14

Code word for this Charter Party

“SHELLTIME4”

Issued December 1984 amended December 2003

2nd original	Time Charter Party Oslo ~~LONDON~~ 04.07. 2008

IT IS THIS DAY AGREED between Cepheus Transport Ltd., Monrovla. ~~of~~ (hereinafter referred to as “Owners”), being owners of the good motor/~~steam~~* vessel called CAPTAIN NICHOLAS ML (hereinafter referred to as “the vessel”) described as per Clause 1 hereof and StatollHydro ASA Of Stavanger (hereinafter referred to as “Charterers”):

Description And Condition of Vessel	1.

At the date of delivery of the vessel under this charter and throughout the charter period:

(a)         she shall be classed by a Classification Society which is a member of he International Association of Classification Societies;

(b)         she shall be in every way fit to carry ~~crude petroleum and/or its products~~  the cargo as described in Clause 4;

(c)          she shall be tight, staunch, strong, In good order and condition, and in every way fit for the service, with her machinery, boilers, hull and other equipment (Including but not limited to hull stress calculator, radar, computers and computer systems) In a good and efficient state;

(d)         her tanks, valves and pipelines shall be ~~oil~~ gas-tight;

(e)          she shall be in every way filted for buming, In accordance with the grades specified in Clause  29  hereof;

		(i) at sea, fuel oil for main propuision and fuel oil/marine diesel oil’ for auxiliaries; (ii) In port, fuel oil/marine diesel oil” for auxiliaries;

(f)           she shall comply with the regulations in force so as to enable her to pass through the Suez and Panama Canals by day and night without delay;

(g)          she shall have on board all certificates, documents and equipment required from time to time by any applicable law to enable her to perform the charter service without delay;

(h)         she shall comply with the description in the OCIMF Harmonised Vessel Particulars Questionnaire appended hereto as Appendix A, provided however that if there is any conflict between the provisions of this questionnaire and any other provision, Including his Clause 1, of this charter such other provisions shall govern;

(i)             her ownership structure, flag, registry, classification society and management company shall not be changed without Charterers’ prior agreement;

Safety Management

(j)            Owners will operate:

(i)             a safety management system certified to comply with the International Safety Management Code (ISM Code) for the Safe Operation of Ships and for Pollution Prevention;

(ii)          a documented safe working procedures system (including procedures for the identification and mitigation of risks);

(iii)       a documented environmental management system;

(iv)      documented accident/incident reporting system compliant with flag state requirements;

~~(k)         Owners shall submit to Choriororo a monthly written report deleting all accidents/Incidents and environmental reporting requirements, in accordance with the Sholl Safety and Environmental Monthly Reporting Template appended hereto as Appendix B;~~

(l)             Owners shall maintain Health Safety Environmental (HSE) records sufficient to demonstrate compliance with the requirements of their HSE system and of this charter. Charterers reserve the right to confirm compliance with HSE requirements by audit of Owners.

(m)     Owners will arrange at their expense for a SIRE Inspection to be carried out at Intervals of six months plus or minus thirty days.

Shipboard Personnel And their Duties	2.

(a)         At the date of delivery of the vessel under this charter and throughout the charter period:

(i)    she shall have a full and efficient complement of master, officers and crew for a vessel of her tonnage, who shall in any event be not less than the number required by the laws of the flag state and who shall be trained to operate the vessel and her equipment competently and safety;

(ii)   all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the law of the flag state;

(iii)  all shipboard personnel shall be trained in accordance with the relevant provisions of the International Convention on Standards of Training Certification and Watchkeeping for Seafarers, 1995 or any additions, modifications or subsequent versions thereof;

* Delete as Appropriate

This charter party is a computer generated SHELLTIME 4 form printed using software which is the copyright of STRATEGIC DAYWORKS LTD. Any Insertion or deletion to the form must be clearly visible, in the event of any modification made to the preprinted text of this document which is not clearly visible, the text of the original approved document shall apply. STRATEGIC DAYWORKS LTD assume not responsibility for any loss or damage caused as a result of any discrepancies between the original approved document and this document.

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(iv)      there shall be on board sufficient personnel with a good working knowledge of the English language to enable cargo operations at loading and discharging places to be carried out efficiently and safety and to enable communications between the vessel and those loading the vessel or accepting discharge there from to be carried out quickly and efficiently;

(v)         the terms of employment of the vessels staff and crew will always remain acceptable to The International Transport Workers Federation and the vessel will at all times carry a Blue Card;

(vi)      the nationality of the vessels officers given in the OCIMF Vessel Particulars Questionnaire referred to in Clause 1(h) will not change without Charterers prior agreement.

		(b) Owners guarantee that throughout the charter service the master shall with the vessel’s officers and crew, unless otherwise ordered by Charterers;

(i)             prosecute all voyages ~~with the utmost dispatch~~ at any speed ordered by Charterers, subject to engine manufacturers’ guidelines and subject to weather and safe navigation permitting;

(ii)          render all customary assistance; and

(iii)       load and discharge cargo as rapidly as possible when required by Charterers or their agents to do so, by night or by day, but always in accordance with the laws of the place of loading or discharging (as the case may be) and in each case in accordance with any applicable laws of the flag state.

Duty to Maintain	3.

(a)         Throughout the charter service Owners shall, whenever the passage of time, wear and tear or any event (whether or not coming with Clause 27 hereof) requires steps to be taken to maintain or restore the conditions stipulated in Clauses 1 and 2(a), exercise due diligence so to maintain or restore the vessel.

(b)         If at any time whilst the vessel is on hire under this charter the vessel falls to comply with the requirements of Clauses 1, 2(a) or 10 then hire shall be reduced to the extent necessary to indemnity Charterers for such failure. If and to the extent that such failure affects the time taken by the vessel to perform any services under this charter, hire shall be reduced by an amount equal to the value, calculated at the rate of hire, of the time so lost.

Any reduction of hire under this sub-Clause (b) shall be without prejudice to any other remedy available to Charterers, but where such reduction of hire is in respect of time lost, such time shall be excluded from any calculation under Clause 24.

(c)          If Owners are in breach of their obligations under Clause 3(a)), Charterers may so notify Owners in writing and if, alter the expiry of 30 days following the receipt by Owners of any such notice, Owners have failed to demonstrate to Charterers’ reasonable satisfaction the exercise of due diligence as required in Clause 3(a), the vessel shall be off-hire, and no further hire payments shall be due, until Owners have so demonstrated that they are exercising such due diligence.

(d)         Owners shall advise Charterers immediately, in writing, should be vessel fall an Inspection by, ~~but not limited to,~~ a governmental and/or port state authority, and/or terminal ~~and/or major charterer of similar tonnage~~. Owners shall simultaneously advise Charterers of their proposed course of action to remedy the defects which have caused the failure of such Inspection.

~~(e)          If, In Charterers reasonably held view:~~

~~failure of an Inspection, or,~~

~~any finding of an Inspection,~~

~~referred to In Clause 3 (d), prevente normal commercial operations then Charterers have the option to place the vessel off hire from the date and time that the vessel fails such Inspection, or becomes commercially Inoperable, until the date and time that the vessel passes a re-Inspection by the same organization, or becomes commercially operable, which shall be in a position no less favourable to Charterers than at which she went off hire~~. If, in Charterer’s’ reasonably held view, failure of an inspection of the sort referred to in Clause 3.(d) prevents normal commercial operations, then Charterers have the option to place the vessel off-hire from the date and time that the results of said inspection become known to Charterers until the date and time that the vessel passes a re-inspection by the same organisation which shall be in a position no less favourable to Charterers than at which she went off-hire.

~~(i)             Furthermore, at any time while the vessel to off-hire under this Clause 3 (with the exception of Clause 3(e)(u), Charterers have the option to terminate this charter by giving notice in writing with effect from the date on which such notice of termination to received by Owners or from any later date stated in such notice. This sub-Clause (i) is without prejudice to any rights of Charterers or obligations of Owners under this charter or otherwise (including without limitation Charterers’ rights under Clause 31 hereof),~~

Period	4.	(a) Owners agree to let and Charterers agree to hire the vessel for a period of 3 years option 2 years

		(option being two-way as set out under clause 85)
Trading		plus or minus 30 days in Charterers option on the final period, commencing from the time and date of delivery
Limits and Sale Places

of the vessel, for the purpose of carrying all lawful merchandise (subject always to Clause 28) ~~including in particular~~ butane, propane and other cargoes in accordance with the Vessel’s certificate of fitness:

~~In any part of the world, as Charterere shall direct~~, worldwide subject to the limits to the current ~~British Institute Warranties~~ American Institute Trade Warranties and any subsequent amendments thereof, via safe anchorage(s), berth(s), buoy(s), port(s), STS location(s), terminal(s), excluding Alaska between 1st November and 30th April, both days inclusive, Cambodia, Caripito, Cuba, Finland between 15th November and 15th May, both days inclusive, Halti, Israel, Lebanon, Liberia, North Korea, Orinoco, Somalia, Ukraine or any country/place which may from time to time be prohibited by the vessel’s flag authority and/or the U.N. or be the subject of embargoes/sanctions. If calling New York then vessel not to proceed north of but including Baton Rouge. Vessel not to force ice nor follow ice-breakers. Charterers’ option to proceed directly to and from Snoelivit Terminal, near Hammerfest, Norway, without additional premium. Notwithstanding the foregoing, but subject to Clause 35, Charterers may order the vessel to ice-bound waters or to any part of the world outside such limits provided that Owners consent thereto (such consent not to be unreasonably withheld) and that Charterers pay for any insurance premium required by the vessel’s underwriters as a consequence of such order. The vessel shall not force ice nor follow ice-breakers.

(b)         Any time during which the vessel is off-hire under this charter may be added to the charter period in Charterers option up to the total amount of time spent off-hire. In such cases he rate of hire will be that prevailing at the time the vessel would, but for the provisions of this Clause, have been redelivered.

(c)          Charterers shall use due diligence to ensure that the vessel is only employed between and at safe places (Which expression when used in this charter shall include ports, berths, wharves, docks, anchorages, submarine lines, alongside vessels or lighters, and other locations including locations at sea) where she can safely lie always afloat. Notwithstanding anything contained in this or any other clause of this charter, Charterers do not warrant the safety of any place to which they order the vessel and shall be under no liability in respect thereof except for loss or damage caused by their failure to exercise due diligence as aforesaid. Subject as above, the vessel shall be loaded and discharged at any places as Charterers may direct, provided that Charterers shall exercise due diligence to ensure that any ship-to-ship transfer operations shall conform to standards not less than those set out in the latest published edition of the ICS/OCIMPF Ship-to-Ship Transfer Guide.

(d)         Unless otherwise agreed, the vessel shall be delivered by Owners ~~dropping outward pilot~~ at a one safe berth/anchorage, safely afloat, at or in the vicinity of the builder’s Ulsan shipyard, South Korea, after delivery to Owners by the builder

p~~ort in~~

		at Owners’ option and redelivered to Owners free of cargo dropping outward pilot one safe port/anchorage, worldwide within t/c trading range, in Charterers’ option. a~~t a port in at Charterers’ option~~.

(e)          The vessel ~~will deliver with last cargo(es) of and~~ Will redeliver with last cargo(es) of LPG

(f)           Owners are required to give Charterers 20/15/10/7/3/1 days approximate ~~prior~~ notice of delivery and Charterers are required to give Owners 45/30/20/15/10/7/3/1 days approximate ~~prior~~ notice of redelivery (including place).

~~Laydays/ Cancelling~~	5.

~~The vessel shall not be delivered to Charterers before and Charterers shall have the option of cancelling this charter if the vessel is not ready and at their disposal on or before~~. See Additional Clause 84

Owners to Provide	6.

Owners undertake to provide and to pay for all provisions, wages (including but not limited to all overtime payments), and shipping and discharging fees and all other expenses of the master, officers and crew; also, except as provided in Clauses 4 and 34 hereof, for all Insurance on the vessel, for all deck, cabin and engine-room stores, and for water; for all drydocking, overhaul, maintenance and repairs to the vessel; and for all fumigation expenses and de-rat certificates. Owners’ obligations under this Clause 6 extend to all liabilities for customs or import duties arising at any time during the performance of this charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Owners are to provide and pay for and Owners shall refund to Charterers any sums Charterers or their agents may have paid or been compelled to pay in respect of any such liability. Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterers insofar as such amounts are in respect of a Period when the vessel is on-hire.

Charterers to Provide	7.

(a)         Charterers shall provide and pay for all fuel (except fuel used for domestic services), towage and pllotage and shall pay agency fees, port charges, commissions, expenses of loading and unloading cargoes, canal dues and all charges other than those payable by owners in accordance with Clause 6 hereof, provided that all charges for the said items shall be for Owners’ account when such items are consumed, employed or incurred for Owners’ purposes or while the vessel is off-hire (unless such items reasonably relate to any service given or distance made good and taken into account under Clause 21 or 22): and provided further that any fuel used in connection with a general average sacrifice or expenditure shall be paid for by Owners.

		(b) In respect of bunkers consumed for Owners purposes these will be charged on each occasion by Charterers on a first-In-first-out basis valued on the prices actually paid by Charterers.

(c)          If the trading limits of this charter Include ports in the United States of America and/or Its protectorates then Charterers shall reimburse Owners for port specific charges relating to additional premiums charged by providers of all pollution cover (Including COFR), when Incurred by the vessel

		calling at ports in the United States of America and/or Its protectorates In accordance with Charterers orders.
Rate of Hire	8.

Subject as herein provided, Charterers shall pay for the use and hire of the vessel at the rate of United States Dollars as per Additional Clause 85 ~~per day, and pre rate for any part of a day~~, from the time and date of her delivery (local time) to Charterers until the time and date of redelivery (local time) to Owners.

Payment of Hire	9.	Subject to Clause 3 (c) and 3 (e), payment of hire shall be made In Immediately available funds to:The Royal bank of Scotland Plc, London, United Kingdom

		Account: Cepheus Transport Ltd., A/C No: CEPTRA-USD1

In United States Dollars per calendar month in advance, less:

(i)             any hire paid which Charterers reasonably estimate to relate to off-hire periods, and;

(ii)          any amounts disbursed on Owners’ behalf, any advances and commission thereon, and charges which are for Owners’ account pursuant to any provision hereof, and:

(iii)       any amounts due or reasonably estimated to become due to Charterers under Clause 3 (g) or 24 hereof,

any such adjustments to be made at the due date for the next monthly payment after the facts have been ascertained, Charterers shall not be responsible for any delay or error by Owners’ bank in crediting Owners’ account provided that Charterers have made proper and timely payment.

In default of such proper and timely payment:

(a)         Owners shall notify Charterers of such default and Charterers shall within seven days of receipt of such notice pay to Owners the amount due, including interest, failing which Owners may withdraw the vessel from the service of Charterers without prejudice to any other rights Owners may have under this charter or otherwise; and;

(b)         Interest on any amount due but not paid on the due date shall accrue from the day after that date up to and Including the day when payment is made, at a rate per annum which shall be 1% above the U.S Prime Interest Rate as published by the Chase Manhattan Bank in New York at 12.00 New York time on the due date, or, if no such interest rate is published on that day, the Interest rate published on the next preceding day on which such a rate was so published, computed on the basis of a 360 day year of twelve 30-day months, compounded semi-annually.

Space Available to Charterers	10.

The Whole reach, burthen and deoks on the vessel and any passenger accommodation (including Owners’ suite) shall be at Charterers’ disposal, reserving only proper and sufficient space for the weight of stores on board shall not, unless specially agreed, exceed 100 tonnes at any time during the charter period.

~~Segregated Ballact~~	~~11.~~

~~In connection with the Council of the European Union Regulation on the Implementation of IMO Resolution A747(18) Owners will ensure that the following entry is made on the International Tonnage Certificate (1969) under the section headed “remarks”;~~

		~~“The segregated ballast tanke comply with the Regulation 13 of Annex 1 of the International~~

~~Convention for the prevention of pollution from chips, 1973, as modified by the Protocol of 1978 relating thereto, and the total tonnage of such tanke exclusively used for the carriage of segregated water ballast is. The reduced gross tonnage which should be used for the calculation of tonnage based fees is. ,~~

Instructions	12.

Charterers shall from time to time give the master all requisite instructions and sailing directions (subject always to the master’s paramount discretion as to matters of navigation and routeing which shall not be unreasonably exercised), and

And Logs

the master shall keep a full and, correct log of the voyage or voyages, which Charterers or their agents may inspect as required. The master shall when required furnish Charterers or their agents with a true copy of such log and with properly completed loading and discharging port sheets and voyage reports for each voyage and other returns as Charterers may require. Charterers shall be entitled to take copies at Owner’s expense of any such documents which are not provided by the master.

Bills of Lading	13

(a)         The master (although appointed by Owners) shall be under the orders and direction of Charterers as regards employment of the vessel, agency and other arrangements, and shall sign Bills of Lading as Charterers or their agents may direct (subject always to Clauses 35 (a) and 40) without prejudice to this charter. Charterers hereby indemnify Owners against all consequences or liabilities that may arise;

(i)             from signing Bills of Lading in accordance with the directions of Charterers or their agents, to the extent that the terms of such Bills of Lading fall to conform to the requirements of this charter, or (except as provided in Clause 13 (b) from the master otherwise complying with Charterers’ or their agents’ orders;

(ii)          from any irregularities in papers supplied by Charterers or their agents.

(b)         If Charterers by relax, facsimile or other form of written communication that specifically refers. To this Clause request Owners to discharge a quantity of cargo either without Bills of Lading and/or at a discharge place other than that names in a Bill of Lading and/or that is different from the Bill of Lading quantity, then Owners shall discharge such cargo in accordance with Charterer’s instructions in consideration of receiving the following indemnity which shall be deemed to be given by Charterers on each and every such occasion and which is limited in value to 200% of the CIF value of the cargo carried on board;

~~(i)             Charterers shall indemnify Owners and Owners’ servants and agents in respect of any liability less or damage of whatsoever nature (including legal costs as between attorney or solicitor and client and associated expense) which Owners may sustain by reason of delivering such cargo in accordance with Charterers’ request.~~

~~(ii)          If any proceeding is commenced against Owners or any of Owners’ servants or agents in connection with the vessel having delivered cargo in accordance with such request, Charterers shall provide Owners or any of Owners’ servants or agents from time to time on demand with sufficient funds to defend the said proceedings.~~

~~(iii)       If the vessel or any other vessel or property belonging to Owners should be arrested or detained, or if the arrest or detention thereof should be threatened, by reason of discharge in accordance with Charterers instruction as ateresais, Charterers shall provide on demand such ball or either security as may be required to prevent such arrest or detention or to secure the release of such vessel or property and Charterers shall indemnify Owners in respect of any less, damage or expenses caused by such arrest or detention whether or not same may be justified.~~

~~(iv)      Charterers shall, if called upon to do so at any time while such cargo is in Charterers’ possession, custody or control, redeliver the same to Owners.~~

~~(v)         As soon as all original Bills of Lading for the above cargo which name as discharge port the place where delivery actually secured shall have arrived and/or some into Charterers’ possession, Charterers shall produce and deliver the same to Owners whereupon Charterers’ liability hereunder shall cease.~~

~~Provided however, if Charterers have not resolved all such original Bills of Lading by 24.00 hours on the day 28 calendar months after the date of discharge, that this indemnity shall terminate at that time unless before that time Charterers have received from Owners written notice that:~~

~~aaa)                                               Some person is making a claim in connection with Owners delivering cargo pursuant to Charterers request or,~~

~~bbb)                                               Legal proceedings have been commenced against Owners and/or carriers and/or Charterers and/or any of their respective servants or agents and/or the vessel for the same reason.~~

~~When Charterers have resolved such a notice, then this indemnity shall continue in force until such claim or legal proceedings are settled. Termination of this indemnity shall not prejudice any legal rights a party may have outside this indemnity.~~

~~(vi)      Owners shall promptly notify Charterers if any person (other than a person to whom Charterers ordered cargo to do delivered) claims to be untitled to such cargo and/or if the vessel or any other property belonging to Owners is arrested by reason of any such discharge of cargo.~~

~~vii)       This indemnity shall be governed and concluded In accordance with the English law and~~

~~each and any dispute arising out of or In connection with this indemnity shall be subject to the Juricdiction of the High Court of Justice of England~~. See Additional Clause 87. (c ) Owners warrant that the Master will comply with orders to carry and discharge against one or more Bills of Lading from a set of original negotiable Bills of Lading should Characters so require and upon receipt of proof of identity from the receivers nominated by Characters.

Conduct Vessel’s Personnel	14.

If Charterers complain of the conduct of the master or any of the officers or crew. Owners shall immediately investigate the complaint. If the complaint proves to be well founded. Owners shall, without delay, make a change In the appointments and Owners Shall in any event communicate the result of their investigations to Charterers as soon as possible.

Bunkers at Delivery and Redelivery	15.

Charterers shall accept and pay for all bunkers on board at the time of delivery, and Owners shall on redelivery (whether it occurs at the end of the charter or on the earlier termination of this charter) accept and pay for all bunkers remaining on board, at the rice actually paid, on first-in-first-out basis. Such prices are to be supported by paid Invoices. A statement of fact shall be issued by an independent surveyor in order to determine bunkers ROB on delivery / redelivery, survey expenses being shared 50/50 between Owners and Charterers. Time for the on-hire survey shall be for Owners’ account, and time for the off-hire survey shall be for Charterers’ account. Vessel to be delivered to an redelivered from the charter with, at least, a quantity of bunkers on board sufficient to reach the nearest main bunkering port. Notwithstanding anything contained in this charter all bunkers on board the vessel shall, throughout the duration of this charter, remain the property of Charterers and can only be purchased on the terms specified in the charter at the end of the charter period or. If earlier, at the termination of the charter.

Stevedores Pilots, Tugs	16.

Stevedores, when required, shall be employed and paid by Charterers, but his shall not relieve Owners from responsibility at all times for proper stowage, which must be controlled by the master who shall keep a strict account of all cargo loaded and discharged. Owners hereby Indemnity Charterers, their servants and agents against all losses, claims, responsibilities and liabilities arising in any way whatsoever from the employment of pilots, tugboats or stevedores, who although employed by Charterers shall be deemed to be the servants of and In the service of Owners and under their Instructions (even if such pilots, tugboat personnel or stevedores are in fact the servants of Charterers their agents or any affiliated company); provided, however, that;

(a)         The foregoing indemnity shall not exceed the amount to which Owners would have been entitled to limit their liability if they had themselves employed such pilots, tugboats or stevedores, and;

(b)         Charterers shall be liable for any damage to the vessel caused by or arising  out of the use of stevedores, fair wear and tear excepted, ~~to the extent that Owners are unable by the exercise of due diligence to obtain redress therefore from stevedores~~.

Super- Numeraries	17.

Charterers may send representatives in the vessel’s available accommodation upon any voyage made under this charter. Owners finding provisions and all requisites as supplied to officers, except alcohol. Charterers paying at the rate of United States Dollars 15 (fifteen) per day for each representative while on board the vessel.

Sub-letting/ Assignment/ Novation	18.

Charterers may sub-let the vessel, but shall always remain responsible to Owners for due fulfillment of this charter. Additionally Charterers may assign or novate this charter to any company of the ~~Royal Dutch/ Shell~~ StafollHydro Group of companies.

Final Voyage	19.

If when a payment of hire is due hereunder Charterers reasonably expect to redeliver the vessel before the next payment of hire would fall due, the hire to be paid shall be assessed on Charterers’ reasonable estimate of the time necessary to complete Charterers’ programme up to redelivery, and from which estimate Charterers may deduct amounts due or reasonably expected to become due for;

(a)         disbursements on Owners’ behalf or charges for Owners’ account pursuant to any provision hereof, and;

(b)         bunkers on board at redelivery pursuant to Clause 15.

Promptly after redelivery any overpayment shall be refunded by Owners or any underpayment made good by charterers.

If at the time this charter would otherwise terminate in accordance with Clause 4 the vessel is on a ballast voyage to a port of redelivery or is upon a laden voyage, Charterers shall continue to have the use of the vessel at the same rate and condition as stand herein for as long as necessary to complete such ballast voyage, or to complete such laden voyage and return to a port of redelivery as provided by this charter, as the case may be.

Loss of Vessel	20.

Should the vessel be lost, this charter shall terminate and hire shall cease at noon on the day of her loss; should the vessel be a constructive total loss, this charter shall terminate and hire shall cease at noon on the day on which the vessel’s underwriters agree that the vessel is a constructive total loss; should the vessel be missing, this charter shall terminate and hire shall cease at noon on the day on which she was last heard of. Any hire paid in advance and not earned shall be returned to Charterers and Owners shall reimburse Charterers for the value of the estimated quantity of bunkers m on board at the time of termination, at the price paid by Charterers at the bunkering port.

Off-hire	21.	(a) On each and every occasion that there is loss of time (Whether by way of interruption in the vessel’s service or, from reduction in the vessel’s performance, or in any other manner);

(i)    due to deficiency of personnel or stores; repairs; gas-freeing for repairs; time in and waiting to enter dry dock for repairs; breakdown (whether partial or total) of machinery, boilers or other parts of the vessel or her equipment (including without limitation tank coatings); overhaul. maintenance or survey; collision, stranding, accident or damage to the vessel; or any other similar cause preventing the efficient working of the vessel; and such loss continues for more than three consecutive hours (If resulting from interruption in the vessel’s service) or cumulates to more than three hours (If resulting from partial loss of service); or;

(ii)   due to industrial action, retusal to salt, breach of orders or neglect of duty on the part of the master, officers or crew; or;

(iii)  for the purpose of obtaining medical advice or treatment for or landing any sick or injured person (other than a Charterers’ representative carried under Clause 17 hereof) or for the purpose of landing the body of any person (other than Charterers’ representative), and such loss continues for more than three consecutive hours; or;

(iv)  due to any delay in quarantine arising from the master, officers or crew having had communication with the shore (which shall not include visits to the vessel by shore-based personnel) at any infected area without the written consent or instructions of Charterers or their agents, or to any detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the master, officers, or crew; or;

(v)   due to detention of the vessel by authorities at home or abroad attributable to legal action against or breach of regulations by the vessel, the vessel’s owners, or Owners (unless brought about by the act or neglect of Charterers); then; without prejudice to Charterers’ rights under Clause 3 or to any other rights of Charterers hereunder, or otherwise, the vessel shall be off-hire from the commencement of such loss of time until she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which such loss of time commenced; provided, however, that any service given or distance made good by the vessel whilst off-hire shall be taken into account in assessing the amount to be deducted from hire.

(b)         If the vessel falls to proceed at any guaranteed speed pursuant to Clause 24, and such failure arises wholly or partly from any of the causes set out in Clause 21(a) above, then the period for which the vessel shall be off-hire under this Clause 21 shall be the difference between;

(i)             the time the vessel would have required to perform the relevant service at such guaranteed speed, and;

(ii)   the time actually taken to perform such service (including any loss of time arising from interruption in the performance of such service).

For the avoidance of doubt, all time included under (ii) above shall be excluded from any computation under Clause 24.

(c)          Further and without prejudice to the foregoing, in the event of the vessel deviating (which expression includes without limitation putting back, or putting into any port other than that to which she is bound under the instructions or Charterers) for any cause or purpose mentioned in Clause 21(a), the vessel shall be off-hire from the commencement of such deviation until the time when she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which the deviation commenced, provided, however, that any service given or distance made good by the vessel whllst so off-hire shall be taken into account in assessing the amount to be deducted from hire. If the vessel, for any cause or purpose mentioned in Clause 21 (a), puts into any port other than the port to which she is bound on the instructions of Charterers, the port charges, pllotage and other expenses at such port shall be borne by Owners. Should the vessel be driven into any port anchorage by stress of whether hire shall continue to be due and payable during any time lost thereby.

(d)         If the vessel’s flag state becomes engaged in hostilities, and Charterers in consequence of such hostilities find it commercially impracticable to employ the vessel and have given Owners written notice thereof then from the date of receipt by Owners of such notice until the termination of such commercial impracticability the vessel shall be off-hire and Owners shall have the right employ the vessel on their own account.

(e) Time during which the vessel is off-hire under this charter shall count as part of the charter period except where Charterers declare their option to add off-hire periods under Clause 4 (b)).
(f) All references to time in this charter party shall be references to local time except where otherwise stated.
Periodical	22.

(a)         Owners have the right and obligation to drydock the vessel at regular intervals ~~of~~ in accordance with the rules and regulations of the vessel’s classification society and/or in case of emergency. Except in the case of emergency, on ~~On~~ each occasion Owners shall propose to Charterers a date on which they wish to drydock the Vessel, not less than 60 days before such date, and Charterers shall offer a port for such

Drydocking

periodical drydocking and shall take all reasonable steps to make the vessel available as near to such date as practicable.

Owners shall put the vessel in drydock at their expense as soon as practicable after Charterers place the vessel at Owners’ disposal clear of cargo other than tank washings and residues.

Owners shall be responsible for and pay for the disposal into reception facilities of such tank washings and residues and shall have the right to retain any monles received therefor, without prejudice to any claim for loss of cargo under any Bill of Lading or this charter.

(b)         If a periodical drydocking is carried out in the port offered by Charterers (which must have suitable accommodation for the purpose and reception facilities for tank washings and residues), the vessel shall be off-hire from the time she arrives at such port until drydocking is completed and she is in every way ready to resume Charterers’ service and is at the position at which she went off-hire or a position no less favourable to Charterers, whichever she first attains. However;

(i)    provided that Owners exercise due diligence in gas-freeing, any time lost in gas-freeing to the standard required for entry into drydock for cleaning and painting the hull shall not count as off-hire, whether lost on passage to the drydocking port or after arrival there (notwithstanding Clause 21), and;

(ii)   any additional time lost in further gas-freeing to meet the standard required for hot work or entry to cargo tanks shall count as off-hire, whether lost on passage to the drydocking port or after arrival there.

Any time which, but for sub-Clause (i) above, would be off-hire, shall not be included in any calculation under Clause 24.

The expenses of gas-freeing, including without limitation the cost of bunkers, shall be for Owners account.

(c)          If Owners require the vessel, instead of proceeding to the offered port, to carry out periodical drydocking at a special port selected by them, the vessel shall be off-hire from the time when she is released to proceed to the special port until she next presents for loading in accordance with Charterers’ instructions, provided, however, that Charterers shall credit Owners with the time which would have been taken on passage at the service speed had the vessel not proceeded to drydock. All fuel consumed shall be paid for by Owners but Charterers shall credit Owners with the value of the fuel which would have been used on such notional passage calculated at the guaranteed daily consumption for the service speed, and shall further credit Owners with any benefit they may gain in purchasing bunkers at the special port.

(d)         Charterers shall, insofar as cleaning for periodical drydocking may have reduced the amount of tank-cleaning necessary to meet Charterers’ requirements, credit Owners with the value of any bunkers which Charterers calculate to have been saved thereby, whether the vessel drydocks at an offered or a special port.

Ship Inspection	23.

Charterers shall have the right at any time during the charter period to make such inspection of the vessel as they may consider necessary. This right may be exercised as often and at such intervals as Charterers in their absolute discretion may determine and whether the vessel is in port or on passage.

Owners affording all necessary co-operation and accommodation on board provided, however;

(a)         that neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise, by Charterers of such right shall in any way reduce the master’s or Owners’ authority over, or responsibility to Charterers or third parties for, the vessel and every aspect of her operation, nor increase Charterers’ responsibilities to Owners or third parties for the same; and;

(b)         that Charterers shall not be liable for any act, neglect or default by themselves, their servants or agents in the exercise or non-exercise of the aforesaid right; and (c) Charterers’ servants or agents sign Owners’ standard LOI.

Detailed Description and Performance	~~24.~~	~~(a)~~ See Additional Clause 49. ~~Owners guarantee that the speed and consumption of the vessel shall be co follows:~~

~~Maximum average bunker consumptionper day~~
		~~Average speed~~	~~main propulsion~~	~~suxillarice~~
		~~In Knete~~	~~fuel oil/diesel oil~~	~~fuel oil/ diesel oil~~
		~~Laden~~	~~tonnee~~	~~tonnee~~
			/	/
			/	/
			/	/

~~Ballast~~
			/	/
			/	/
			/	/

~~The foregoing bunker consumptions are for all purpose except cargo healing and tank cleaning and shall be pre-rated between the speeds sown,~~
~~The service speed of the vessel is knots lade and knots in ballast and in the absence of Charterers’ orders to the sentrary the vessel shall proceed at the service speed, However if~~

~~more than one laden and one baillaet speed are shown in the lable above Charterers shall have the right to order the vessel to steam at any speed with in the range set out in the lable (the “ordered speed”).~~

~~If the vessel is ordered to proceed at any speed other than the highest speed shown in the table, and the average speed actually attained by the vessel during the currency of such order exceeds such ordered speed plus 0.5 knole (the “maximum recognized speed”) then for the purpose of calculating a decrease of hire under this Clause 24 the maximum recognised speed shall be used in place of the average speed actually attained~~.

		~~For the purpose of this charter the “guaranteed speed” at any time shall be the then current ordered speed or the service speed, as the case may be~~.

~~The average speeds and bunker consumptions shall for the purposes of this Clause 24 be calculated by reference to the observed distance from pliot station to pliot station on all sea passages during each period stipulated in Clause 24 (e), but excluding any time during which the vessel is (or but for Clause 22 (b) (i) would be) off hire and also excluding “Adverse Weather Periods”, being;~~

		~~(i) any periods during which reduction of speed is necessary for safety in congested walere or in poor visibility;~~
		~~(ii) any days, noon to noon, when winds exceed force 8 on the Beaufort Scale for more than 12 hours.~~

~~(b)         If during any year from the date on which the vessel enters service (anniversary to anniversary) the vessel falls below or exceeds the performance guaranteed in Clause 24 (a) then if such shortfall or excess results;~~

~~(i)    from a reduction or an increase in the average speed of the vessel, compared to the speed guaranteed in Clause 24 (a), then an amount equal to the value at the hire rate of the time co lost or gained, as the case may be, shall be included in the performance calculation;~~

~~(ii)   from an increase or a decrease in the total bunkers consumed, compared to the total bunkers which would have been consumed had the vessel performed as guaranteed in Clause 24 (a), an amount equivalent to the value of the additional bunkers consumed or the bunkers saved, as the case may be based on the average price paid by Charterers for the vessel’s bunkers in such period, shall be included in this performance calculation,~~

~~The results of the performance calculation for laden and ballast mileage respectively shall be adjusted to take into account the mileage steamed in each such condition during Adverse Weather periods, by dividing such addition or deduction by the number of miles over which the performance has been calculated and multiplying by the same number of miles plus the miles steamed during the Adverse Weather Periods. In order to establish the total performance calculation for such period,~~

~~Reduction of hire under the foregoing sub-Clause (b) shall be without prejudice to any other remedy available to Charterers,~~

~~(c)          Calculations under the Clause 24 shall be made for the yearly periods terminating on each successive anniversary of the date on which the vessel entere service and for the period between the last such anniversary and the sale of termination of the charter II less than a year,~~

~~Claims in respect of reduction of hire arising under the Clause during the final year or part year of the charter period shall in the first instance be settled in accordance with Charterere’ estimate made two months before the end of the charter period. Any necessary adjustment after this charter terminates shall be made by payment by Owners to Charterers or by Charterers to Owners as the case may require.~~

~~(d)         Owners and Charterers agree that this Clause 24 is assessed on the basis that Owners are not entitled to additional hire for performance. In excase of the speeds and consumptions given in this Clause 24~~.

alvage	25.

Subject to the provisions of Clause 21 hereof, all loss of time and all expenses (excluding any damage to or loss of the vessel or tortious liabilities to third parties) incurred in saving or attempting to save life or in successful or unsuccessful attempts at salvage shall be home equality by Owners and Charterers provided that Charterers shall not be liable to contribute towards any salvage payable by Owners arising in any way out of services rendered under this Clause 25.

All salvage and all proceeds from derelicts shall be divided equalty between Owners and Charterers after deducting the master’s, officers’ and crew’s share.

Lien	26.

Owners shall have a lien upon all cargoes and all sub-hires, freights, sub-freights and demurrage for any amounts due under this charter; and Charters shall have a lien on the vessel for all monies paid in advance and not earned, and for all claims for damages arising from any breach by Owners of this charter. Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of Owners in the vessel. In no event shall Charterers procure, or permit to be procured, for the vessel, any supplies, necessaries or services without previously obtaining a statement signed by an authorized representative of the furnisher thereof, acknowledging that such supplies, necessaries or services are being furnished on the credit of Charterers and not on the credit of

 Thethe vessel or of her Owners, and that the furnisher claims no maritime lien on the vessel therefor. Furthermore, Charterers shall indemnify Owners for any and all consequences of whatsoever unsure arising out of supplies, necessaries or services being furnished to the vessel on the credit of Charterers during the course of this Charter, whether said consequences arise during the course of this Charter or subsequently.

Exceptions	27.

(a)         The vessel, her master and Owners shall not, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure arising or resulting from any act, neglect or default of the master, pilots, mariners or other servants of Owners in the navigation or management of the vessel; fire, unless caused by the actual fault or privity of Owners; collision or stranding; dangers and accidents of the sea; explosion, bursting of boilers, breakage of shafts or any latent defect  in hull, equipment or machinery; provided, however, that Clauses 1, 2, 3 and 24 hereof  shall be unaffected by the foregoing. Further, neither the vessel, her master or Owners, nor Charterers shall, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure in performance hereunder arising or resulting from act of God, act of war, seizure under legal process, quarantine restrictions, strikes, lock-outs, riots, restraints of labour, civil commotions or arrest or restraint of princes, rulers or people.

		(b) The vessel shall have liberty to call with or without pilots, to low or go to the assistance of vessels in distress and to deviate for the purpose of saving life or property.
		(c) Clause 27(a) shall not apply to, or affect any liability of Owners or the vessel or any other relevant person in respect of;

(i)             loss or damage caused to any berth, jelty, dock, dolphin, buoy, mooring line, pipe or crane or other works or equipment whatsoever at or near any place to which the vessel may proceed under this charter, whether or not such works or equipment belong to Charterers, or;

(ii)          any claim (whether brought by Charterers or any other person) arising out of any loss of or damage to or in connection with cargo. Any such claim shall be subject to the Hague-Visby Rules or the Hague Rules or the Hamburg Rules, as the case may be, which ought pursuant to Clause 38 hereof to have been incorporated In the relevant Bill of Lading (whether or not such Rules were so Incorporated) or, if no such Bill of Lading is issued, to the Hague-Visby Rules unless the Hamburg Rules compulsorily apply in which case to the Hamburg Rules.

(d)         In particular and without limitation, the foregoing subsections (a) and (b) of this Clause shall not apply to or in any way affect any provision in this charter relating to off-hire or to reduction of hire.

Injurious	28.	No acids, explosives or cargoes injurious to the vessel shall be shipped and without prejudice to the
Cargoss

Cargoes    foregoing any damage to the vessel caused by the shipment of any such cargo, and the time taken to repair such damage, shall be for Charterers’ account. No voyage shall be undertaken, nor any goods or cargoes loaded, that would expose the vessel to capture or seizure by rulers or governments.

Grade of Bunkers	29.

Charterers shall supply fuel oil with a maximum viscosity of centistokes at 50 degrees centigrade and/or marine diesel oil for main propulsion and fuel oil with a maximum viscosity of 480 cm centistokes at 50 degrees centigrade and/ or diesel oil for the auxiliaries. If Owners require the vessel to be supplied with more expensive bunkers they shall be liable for the extra cost thereof.

Charterers warrant that all bunkers provided by them in accordance herewith shall be of a quality complying with the latest edition of ISO Standard 8217 for Marine Residual Fuels and Marine Distillate Fuels as applicable.

Disbursements	30.

Should the master require advances for ordinary disbursements at any port, Charterers or their agents  shall make such advances to him, In consideration of which Owners shall pay a commission of two and a half per cent, and all such advances and commission shall be deducted from hire.

Laying-up	31.

Charterers shall have the option, after consultation with Owners, of requiring Owners to lay up the vessel at a safe place nominated by Charterers, In which case the hire provided for under this charter shall be adjusted to reflect any net increases in expenditure reasonably incurred or any net saving which should reasonably be made by Owners as a result of such lay up, Charterers may exercise the said option any number of times during the charter period. All costs and expenses for hull under-water cleaning after laying up shall be for Charterers’ account.

Requisition	32.

Should the vessel be requisitioned by any government, de facto or de jure, during the period of this charter, the vessel shall be off-hire during the period of such requisition, and any hire paid by such governments in respect of such requisition period shall be for Owners’ account. Any such requisition period shall count as part of the charter period.

Outbreak of War	33.

If war or hostilities break out between any two or more of the following countries: U.S.A., the countries or republics having been part of the former U.S.S.R (except that declaration of war or hostilities  solely between any two or more of the countries or republics having been part of the

		formar USSR shall be exempted), P.R.C., U.K., ~~Netherlands~~ Norway, then both Owners and Chartarers shall have the right to cancel this charter.
~~Additional War Expenese~~	~~34.~~

~~if vosool is ordered to trade in areas where there is war (de facto or de juro) or threat of war,charaters shall roimburee Owners for any additional insurance premla, crew benuees and other expenses which are reasonably Insurance premla,crew benuees and other charterers are given nolies of such expences as soon as practicable and in any event before such expenses are incurred, and provided further that ownere obtain from their insurance a walvor of any insurance risling out of compliance with such orders.~~

~~Any payments by charaters under the clause will only be made against preven documentation Any discount or rebate refunded to owners, for whatever reason,in respect of additional war risk premium shall be passed on to characters.~~

War Risks	35.

(a)         The master shall not be required or bound to sign Bills of Lading for anyplace which in his or Owners’ reasonable opinion is dangerous or Impssible for the vessel to enter or reach owing to any blockade, war, hostilities, warlike operations, civil war, civil  commotions or revolutions.

(b)         If in the reasonable opinion of the master or Owners it becomes, for any of the reasons set out in Clause 35(a) or by the operation of International law, dangerous, impossible or prohibited for the vessel to reach or enter, or to load or discharge cargo at, any place to which the vessel has been ordered pursuant to this charter (a “place of peril”), then Charterers or their agents shall be Immediately notified in writing or by radio messages, and Charterers shall thereupon have the right to order the cargo, or such part of it as may be affected, to be loaded or discharged, as the case may be, at any other place within the trading limits of this charter (provided such other place Is not itself a place of peril). If any place of discharge is or becomes a place of peril, and no orders have been received from Charterers or their agents within 48 hours after dispatch of such messages, then Owners shall be at liberty to discharge the cargo or such part of it as may be affected at any place which they or the master may in their or his discretion select within the trading limits of this charter and such discharge shall be deemed to be due fulfillment of Owners’ obligations under this charter so far as cargo so discharged is concerned.

(c)          The vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports of call, stoppages, destinations, zones, waters, delivery or in any other wise whatsoever given by the government of the state under whose flag the vessel sails or any other government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority including any de facto government or local authority or by any person or body acting or putporting to act as or with the authority of any such government or local authority or by any committee or person having under the terms of the war risks insurance on the vessel the right to give any such directions or recommendations, If by reason of or In compliance with any such directions or recommendations anything is done or is not done, such shall not be deemed a deviation.

If by reason of or in compliance with any such direction or recommendation the vessel does not proceed to any place of discharge to which she has been ordered pursuant to this charter, the vessel may proceed to any piece which the master or Owners in his or their discretion select and there discharge the cargo or such part of It as may be affected. Such discharge shall be deemed to be due fulfilment of Owners’ obligations under this charter so far as cargo so discharged is concerned.

Charterers shall procure that all Bills of Lading issued under this charter shall contain the Chamber of Shipping War Risks Clause 1952.

Roth to tame Collision Clause	36.

If the liability for any collision in which the vessel is involved while performing this charter falls to be determined in accordance with the laws of the United States of America, the following provision shall apply:

“if the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owners of the cargo carried hereunder will indemnity the carrier against all loss, or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of the said Cargo, paid or payable by the other or non-carrying ship or her owners to the owners of the said cargo and set Off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carder.

“The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.”

Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the foregoing terms to be applicable where the liability for any collision in which the vessel is involved falls to be determined in accordance with the laws of the United States of America.

New Jason	37.	General average contributions shall be payable according to York/Antwerp Rules, 1994, as amended

Clause		from time to time, and shall be adjusted and settled in United States Dollars in London in accordance with English law and practice but
		should adjustment be made in accordance with the law and practice of the United States of America, the following position shall apply:

“In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the cargo, shippers, consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo.”

“If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, If required, be made by the cargo, shippers, consignees or owners of the cargo to the carrier before delivery.”

Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the foregoing terms, to be applicable where adjustment of general average is made in accordance with the laws and practice of the United States of America.

Clause Paramount	38.

Charterers shall procure that all Bills of Lading issued pursuant to this charter shall contain the following:

"(1) Subject to sub-clause (2) or (3) hereof, this Bill of Lading shall be governed by, and have effect subject to, the rules contained in the International Convention for the Unification of Certain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the “Hague Rules”) as amended by the Protocol signed at Brussels on 23rd February 1968 (hereafter the “Hague-Visby Rules”). Nothing contained herein shall be deemed to be either a surrender by the carrier of any of his rights or immunities or any increase of any of his responsibilities or liabilities under the Hague-Visby Rules."

"(2) If there is governing legislation which applies the Hague Rules compulsorily to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hague Rules. Nothing therein contained shall be deemed to be either a surrender by the carrier of any or his rights or immunities or an increase of any of his responsibilities or liabilities under the Hague Rules."

(3) If there is governing legislation which applies the United Nations Convention on the Carriage of Goods by Sea 1978 (hereafter the Hamburg Rules) compulsorily to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hamburg Rules. Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hamburg Rules."

		"(4) If any term of this Bill of Lading is repugnant to the Hague-Visby Rules, or Hague Rules, or Hamburg Rules, as applicable, such term shall be void to that extent but no further."

"(5) Nothing in this Bill of Lading shall be construed as in any way restricting, excluding or waiving the right of any relevant party or person to limit his liability under any available legislation and/or law."

Insurance/ ITOPF	39.	Owners warrant that the vessel is now, and will, throughout the duration of the charter; (a) be owned or demise chartered by a member of the International Tanker Owners Pollution Federation Limited:
		(b) be properly entered in P & I Club, being a member of the International Group of P and I Clubs;

(c)          have in place insurance cover for oil pollution for the maximum on offer through the International Group of P&I Clubs but always a minimum of United States Dollars 1,000,000,000 (one thousand million);

(d)         have in full force and effect Hull and Machinery Insurance placed through reputable brokers on Institute Time Clauses or equivalent for the value of United States Dollars as from time to time may be amended with Charterers approval, which shall not be unreasonably withheld.

		Owners will provide, within a reasonable time following a request from Charterers to do so, documented evidence of compliance with the warranties given in this Clause 39.
Export Restrictions	40.

The master shall not be required or bound to sign Bills of Lading for the carriage of cargo to any place to which export of such cargo is prohibited under the laws, rules or regulations of the country in which the cargo was produced and/or shipped.

		Charterers shall procure that all Bills of Lading issued under this charter shall contain the following clause:

"If any laws rules or regulations applied by the government of the country in which the cargo was produced and/or shipped, or any relevant agency thereof, impose a prohibition on export of the cargo to the place of discharge designated in or ordered under this Bill of Lading, carriers shall be entitled to require cargo owners forthwith to nominate an alternative discharge place for the discharge of the

Cargo, or such part of it as may be affected, which alternative place shall not be subject to the prohibition, and carriers shall be entitled to accept orders from cargo owners to proceed to and discharge at such alternative place. If cargo owners fall to nominate an alternative place within 72 hours after they or their agents have received from carriers notice of such prohibition, carriers shall be at liberty to discharge the cargo or such part of it as may be affected by the prohibition at any safe place on which they or the master may in their or his absolute discretion decide and which is not subject to the prohibition, and such discharge shall constitute due performance of the contract contained in this Bill of Lading so far as the cargo so discharged is concerned”.

The foregoing provision shall apply mutatis mutandis to this charter, the references to a Bill of Lading being deemed to be references to this charter.

Business Principles	41.

Owners will co-operate with Charterers to ensure that the Business Principles, as amended from time to time, of the ~~Royal Dutch / Shell~~ StatoilHydro Group of Companies, which are posted on the ~~Shell~~ StatoilHydro Worldwide Web (~~www.Shell.com~~) (www.statoilhydro.com), are complied with.

Drugs and Alcohol	42.

(a) Owners warrant that they have in force an active policy covering the vessel which meets or exceeds the standards set out in the ‘Guidelines for the Control of Drugs and Alcohol On Board Ship’ as published by the Oil Companies International Marine Forum (OCIMF) dated January 1990 (or any subsequent modification, version, or variation of these guidelines) and that this policy will remain in force throughout the charter period, and Owners will exercise due diligence to ensure the policy is complied with.

(b) Owners Warrant that the current policy concerning drugs and alcohol on board is acceptable to ExxonMobil and will remain so throughout the charter period.

Oil Major	43.

with Charterers’ assistance (including but not limited to timely advising details of the vessel’s loading/discharging programme and of Charterers’ Agents), Owners shall arrange inspections, or obtain acceptances by other methods, of the vessel in accordance with her trading pattern by / from other Oil Majors reasonably required by Charterers in order to trade the vessel. It is noted by Charterers that two or more Inspections cannot be held simultaneously at a same berth or anchorage. Costs, if any, of such Inspections shall be for Owners account. It is understood and agreed that if any Oil Major invited to inspect does not do so because the vessel does not fit its requirements Owners shall not be required to obtain an acceptance from that Oil Major, if, at any time during the charter period, the vessel becomes unacceptable to any Oil Major following an inspection by that Oil Major, Charterers

Acceptability

shall have the right to terminate the charter provided the causes of such unacceptability are material and are not capable of being rectified in early course. It is understood and agreed that this Clause cannot take effect unless Owners have been given the opportunity to take the required remedial action (including but not limited to holding a re-Inspection by the Oil Major in question). If the vessel becomes unacceptable to any Oil Major following a review of CDI or SIRE by that Oil Major, Charterers shall not have the right to terminate the charter. However, Owners shall take all reasonable steps to rectify the causes of such unacceptability in early course.

Pollution and Emergency Response	44.

Owners are to advise Charterers of organisational details and names of Owners personnel together with their relevant telephone/facsimile/e-mail/telex numbers, including the names and contact details of Qualified individuals for OPA 90 response, who may be contacted on a 24 hour basis In the event of Oil spills or emergencies.

ISPS code/US MTSA 2002	45.

(a) (i)                   From the date of coming into force of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) and the US Maritime Transportation Security Act 2002 (MTSA) in relation to the Vessel and thereafter during the currency of this charter. Owners shall procure that both the Vessel and ‘the Company’ (as defined by the ISPS Code) and the owner(as defined by the MTSA) shall comply with the requirements of the ISPS Code relating to the Vessel and “the Company” and the requirements of MTSA relating to the vessel and the owner. Upon request Owners shell provide documentary evidence of compliance with this Clause 45(a) (i).

(ii)               Except as otherwise provided in this charier, loss, damage, expense or delay, caused by ‘failure on the part of Owners or “the Company”/owner to comply with the requirements of the ISPS Code/MTSA or this Clause shall be for Owners’ account.

(b) (i)                   Charterers shall provide Owners/Master with their ful style contact details and shall ensure that the contact details of all sub-charterers are likewise provided to Owners/Master. Furthermore, Charterers shall ensure that all sub-charter parties they enter into during the period of this charter contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

		(ii) Except as otherwise provided in this charter, loss, damage expense or delay, caused by failure on the part of Charterers to comply with title sub-Clause 45 (b) shall be for Charterers’ account

(c)          Notwithstanding anything else contained in this charter costs or expenses related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code/MTSA including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and Inspections, shall be for Charterers’ account, unless such costs or expenses result solely from Owners’ negligence in which case such costs or expenses shall be for Owners account. All measures required by Owners to comply with the security plan required by the ISPS Code/MTSA shall be for Owners’ account.

(d)         Notwithstanding any other provision of this charter, the vessel shall not be off-hire where there is a loss of time caused by Chartererers failure to comply with the ISPS Code/MTSA (when in force).

(e)          If either party makes any payment which is for the other party’s account according to this Clause, the other party shall indemnify the paying party.

Law and Litigation	46.	(a) This charter shall be construed and the relations between the parties determined in accordance with the laws of England.

(b)         All disputes arising out of this charter shall be referred to Arbitration in London in accordance with the Arbitration Act 1998 (or any re-enactment or modification thereof for the time being in force) subject to the following appointment procedure:

(i)                  The parties shall jointly appoint a sole arbitrator not later than 28 days after service of a request in writing by either party to do so.

(ii)               If the parties are unable or unwilling to agree the appointment of a sole arbitrator in accordance with (I) then each party shall appoint one arbitrator. In any event not later than 14 days after receipt of a further request in writing by ether party to do so. The two arbitrators so appointed shall appoint a third arbitrator before any substantive heating or forthwith if they cannot agree on a matter relating to the arbitration.

(iii)            If a party fails to appoint an arbitrator within the time specified in (ii) (the Party in Default), the party who has duty appointed his arbitrator shall give notice in writing to the Party in Default that he proposes to appoint his arbitrator to act as sole arbitrator.

(iv)           If the Party in Default does not within 7 days of the notice given pursuant to (iii) make The required appointment and notify the other party that he has done so the other party may appoint his arbitrator as sole arbitrator whose award shall be binding on both parties as if he had been so appointed by agreement.

(v)              Any Award of the arbitrator(s) shall be final and binding and not subject to appeal.

(vi)         For the purposes of this clause 46(b) any requests or notices in writing shall be sent by fax, e-mail or telex and shall be deemed received on the day of transmission.

(c)          It shall be a condition precedent to the right of any party to a stay of any legal proceedings in which maritime property has been, or may be, arrested in connection with a dispute under this charter, that that party furnishes to the other party security to which that other party would have been entitled in such legal proceedings in the absence of a stay.

Confidentiality	47.	All terms and conditions of this charter arrangement shall be kept private and confidential
Construction	48.	The side headings have been included in this charter for convenience of reference and shall in no way affect the construction hereof.

		StatoilHydro HSE reporting form and Additional Clauses 49-98 to be incorporated and to form part of this charter.
	Appendix A: OCIMF Vessel Particulars Questionnaire for the vessel, as attached, shall be incorporated herein.

	~~Appendix B: Shall Safely and Environmental Monthly Reporting template, as attached, shall be incorporated herein.~~
	~~Additional Clauses: As attached, shall be incorporated herein.~~

SIGNED FOR OWNERS	SIGNED FOR CHARTERERS
FULL NAME Constantine J. Markakis	FULL NAME
POSITION President/Director	POSITION

/s/ Constantine J. Markakis	Bjørn L. Aarø
Manager Chartering OTS SHIP /s/ Bjørn L. Aarø

ADDITIONAL CLAUSES

TO

CAPTAIN NICHOLAS ML / STATOILHYDRO – TC/P 04.07.2008

49. DETAILED DESCRIPTION AND PERFORMANCE CLAUSE:

(A)

OWNERS GUARANTEE THAT THE DESCRIPTION DETAILS, SPEED AND CONSUMPTION OF THE VESSEL SHALL BE AS PER THE QUESTIONNAIRE SUBMITTED BY OWNERS AND ATTACHED HERETO.

FOR THE AVOIDANCE OF DOUBT THE PERFORMANCE OF THE VESSEL SHALL BE AS FOLLOWS:

BASIS WIND + SEA-STATE NOT EXCEEDING BEAUFORT 5 + DOUGLAS 4 RESPECTIVELY, THE VESSEL’S ESTIMATED SPEEDS AND CONSUMPTIONS, SUBJECT TO EVALUATION OF THE VESSEL’S PERFORMANCE DURING THE SIX MONTHS FOLLOWING HER DELIVERY TO OWNERS EX SHIPYARD, ARE:

SPEED IN KNOTS	CONSUMPTION IN M.T.S
“ABOUT”	“ABOUT”
(DEFINED:+/- 0.50 KNOT)	(DEFINED:+/- 5 PER CENT)

SPEED	BALLAST	LADEN

16.75 K	53.5 M.T. (M/E: 47.5 M.T.) (A/E: 6.0 M.T.)	57.5 M.T. (M/E: 51.5 M.T.) (A/E: 6.0 M.T.)

ABOVE BASED ON:

• M/E + A/E CONSUMPTIONS (INCLUDING RELIQUIFICATION PLANT BUT EXCLUDING I.G. PLANT USE AND / OR PREPARATION OF CARGO TANKS FOR CHANGE OF CARGO GRADES)

• CARGO: LPG (50 / 50 PROPANE / BUTANE)

• VESSEL’S DRAFT ON LADEN PASSAGE OF ABOUT 11.60 M (BASIS ABOVE CARGO SPLIT) AND VESSEL’S DRAFT ON BALLAST PASSAGE OF ABOUT 7.50 M

ALL OF THE ABOVE GIVEN IN GOOD FAITH BUT WITHOUT GUARANTEE OR ENGAGEMENT

CONFIRMED SPEEDS AND CONSUMPTIONS WILL ALSO BE BASIS “ABOUT” / “ABOUT”. HOWEVER, FINAL SPEED & CONSUMPTION FIGURES NOT TO DIFFER SIGNIFICANTLY FROM THE FIGURES ALREADY ADVISED.

THE BUNKER CONSUMPTION HERETO STATED IS FOR ALL PURPOSES EXCEPT CARGO HEATING, INSERTING, CARGO PUMPING, BALLASTING / DEBALLASTING AND TANK CLEANING.

THE AVERAGE SPEED AND BUNKER CONSUMPTION PER SEA PASSAGE SHALL FOR THE PURPOSES OF THIS CLAUSE 49 BE CALCULATED BY REFERENCE TO THE OBSERVED DISTANCE FROM PILOT STATION TO PILOT STATION DURING EACH YEARLY PERIOD TERMINATING ON EACH SUCCESSIVE ANNIVERSARY OF THE DATE ON WHICH THE VESSEL ENTERS SERVICE BUT EXCLUDING ANY TIME DURING WHICH THE VESSEL IS (OR BUT FOR CLAUSE 22 (B) (I) WOULD BE) OFF-HIRE AND ALSO EXCLUDING “ADVERSE WEATHER PERIODS” BEING:

(I) ANY PERIODS DURING WHICH REDUCTION OF SPEED IS NECESSARY FOR SAFETY IN CONGESTED WATERS OR IN POOR VISIBILITY OR IS DUE TO THE EFFECT OF ADVERSE CURRENTS;

(II) ANY DAYS, NOON TO NOON, WHEN WINDS EXCEED FORCE 5 ON THE BEAUFORT SCALE AND/OR SEAS EXCEED SEA STATE 4 ON THE DOUGLAS SCALE FOR MORE THAN 6 HOURS. WEATHER WIND AND SEA CONDITIONS SHALL BE TAKEN FROM THE VESSEL’S DECK LOGS. FOR THE PURPOSE OF ANY

CALCULATION UNDER THIS CLAUSE, ANY DAY ON WHICH WIND OR SEA CONDITIONS EXCEED THE ABOVE LISTED CRITERIA WILL BE EXCLUDED IN ITS ENTIRETY FROM THE CALCULATION.

(B)

IF DURING ANY YEAR FROM THE DATE ON WHICH THE VESSEL ENTERS SERVICE (ANNIVERSARY TO ANNIVERSARY) THE VESSEL FALLS BELOW OR EXCEEDS THE PERFORMANCE GUARANTEED IN CLAUSE 49 (A) THEN IF SUCH SHORTFALL OR EXCESS RESULTS:

(I) FROM A REDUCTION OR AN INCREASE IN THE AVERAGE SPEED OF THE VESSEL, COMPARED TO THE SPEED GUARANTEED IN CLAUSE 49 (A) THEN AN AMOUNT EQUAL TO THE VALUE AT THE HIRE RATE OF THE TIME SO LOST OR GAINED, AS  THE CASE MAY BE, SHALL BE INCLUDED IN THE PERFORMANCE CALCULATION;

(II) FROM AN INCREASE OR A DECREASE IN THE TOTAL BUNKERS CONSUMED, COMPARED TO THE TOTAL BUNKERS WHICH WOULD HAVE BEEN CONSUMED HAD THE VESSEL PERFORMED AS GUARANTEED IN CLAUSE 49 (A) AN AMOUNT EQUIVALENT TO THE VALUE  OF THE ADDITIONAL BUNKERS CONSUMED  OR THE BUNKERS SAVED, AS THE CASE MAY BE, BASED ON THE AVERAGE PRICE PAID BY CHARTERERS FOR THE VESSEL’S BUNKERS IN SUCH PERIOD, SHALL BE INCLUDED IN THE PERFORMANCE CALCULATION.

THE RESULTS OF THE PERFORMANCE CALCULATION FOR LADEN AND BALLAST MILEAGE RESPECTIVELY SHALL BE ADJUSTED TO TAKE INTO ACCOUNT THE MILEAGE STEAMED IN EACH SUCH CONDITION DURING ADVERSE WEATHER PERIODS, BY DIVIDING SUCH ADDITION OR DEDUCTION BY THE NUMBER OF MILES PLUS THE MILES STEAMED DURING THE ADVERSE WEATHER PERIODS, IN ORDER TO ESTABLISH THE TOTAL PERFORMANCE CALCULATION FOR SUCH PERIOD.

REDUCTION OF HIRE UNDER THE FOREGOING SUB-CLAUSE (B) SHALL BE WITHOUT PREJUDICE TO ANY OTHER REMEDY AVAILABLE TO CHARTERERS.

(C)

CALCULATIONS UNDER THIS CLAUSE 49 SHALL BE MADE FOR THE YEARLY PERIODS TERMINATING  ON EACH SUCCESSIVE ANNIVERSARY OF THE DATE ON WHICH THE VESSEL ENTERS SERVICE, AND FOR THE PERIOD BETWEEN THE LAST SUCH ANNIVERSARY AND THE DATE OF TERMINATION OF THIS CHARTER IF LESS THAN A YEAR. CLAIMS IN RESPECT OF REDUCTION OF HIRE ARSING UNDER THIS CLAUSE DURING THE FINAL YEAR OR PART YEAR OF THE CHARTER PERIOD SHALL IN THE FIRST INSTANCE BE SETTLED IN ACCORDANCE WITH CHARTERERS’ ESTIMATE MADE TWO MONTHS BEFORE THE END OF THE CHARTER PERIOD. ANY NECESSARY ADJUSTMENT AFTER THIS CHARTER TERMINATES SHALL BE MADE BY PAYMENT BY OWNERS TO CHARTERERS OR BY CHARTERERS TO OWNERS AS THE CASE MAY REQUIRE.

(D)

PAYMENT IN RESPECT OF INCREASE OF HIRE AND/OR DECREASE IN THE BUNKERS CONSUMED ARISING UNDER THIS CLAUSE SHALL BE MADE PROMPTLY AFTER RECEIPT BY CHARTERERS OF ALL THE INFORMATION NECESSARY TO CALCULATE SUCH INCREASE AND/OR DECREASE.

(E)

SUBJECT ALWAYS TO WIND AND SEA-STATE NOT EXCEEDING BEAUFORT 5 AND DOUGLAS 4 RESPECTIVELY AND SUBJECT ALWAYS TO WEATHER AND SAFE NAVIGATION PERMITTING:

(I) WITH RESPECT TO CALCULATING OVER PERFORMANCE / UNDER PERFORMANCE OF THE SPEED, THE VESSEL SHALL BE SAID TO HAVE UNDER PERFORMED OR OVER PERFORMED IF SHE SAILS RESPECTIVELY 0.5 KNOT  LESS OR 0.5 KNOT MORE THAN THE GUARANTEED SPEED WHICH SHALL BE THE ORDERED SPEED;

(II) WITH RESPECT TO BUNKER CONSUMPTION, CHARTERERS OR OWNERS MAY CLAIM FOR AN INCREASE OR A DECREASE IN THE BUNKERS CONSUMED IF THE VESSEL CONSUMES 5 PER CENT MORE OR 5 PER CENT LESS THAN THE CORRESPONDING GUARANTEED CONSUMPTION OF THE VESSEL AT THE ORDERED SPEED.

50. ADHERENCE TO HSE AND REPORTING CLAUSE:

OWNERS WARRANT THAT THEY HAVE FULL UNDERSTANDING OF CHARTERERS’ HEALTH, SAFETY AND ENVIRONMENT POLICY WHICH IS HERETO ATTACHED AS APPENDIX 2 AND HAVE AGREED TO IMPLEMENT THEM.

OWNERS ALSO WARRANT THAT THEY FULLY COMPLY WITH CHARTERERS’ OFFICE VETTING STANDARDS AND REQUIREMENTS AND AGREE THAT CHARTERERS HAVE THE RIGHT TO VET OWNERS’ AND/OR THEIR MANAGEMENT AND MANNING OFFICE(S), IF THAT IS APPLICABLE, AT ANY TIME DURING THE CURRENCY OF THE CHARTER.

FURTHER OWNERS WARRANT THAT THE MASTER, OFFICERS AND CREW OF VESSEL SHALL STRICTLY FOLLOW THE HSE POLICY OF THE CHARTERERS AS WELL AS THAT MASTER/OFFICERS COMPLY WITH REPORTING POLICY IN THE FORMAT AND FREQUENCY, CURRENTLY EVERY QUARTER, AS INSTRUCTED BY CHARTERERS DURING THE ENTIRE PERIOD OF THE CHARTER.

51. SLOW STEAMING CLAUSE:

CHARTERERS SHALL BE ENTITLED TO INSTRUCT VESSEL TO SLOW STEAM FOR ECONOMIC OR OTHER REASONS IN WHICH EVENT CHARTERERS SHALL INDEMNIFY OWNERS AGAINST ANY CLAIM AND/OR LIABILITIES BY THIRD PARTIES SUCH AS THE CONSIGNEES AND / OR SUPPLIERS AND / OR OWNERS OF CARGO FOR DELAYS IN CARGO DELIVERIES WHICH MAY ARISE AS A DIRECT RESULT OF CHARTERERS’ INSTRUCTIONS TO SLOW STEAM..

VESSEL SHALL NOT STEAM AT SPEEDS THAT COULD CAUSE DAMAGE TO THE MAIN ENGINE OR ANCILLARY EQUIPMENT.

52. ISPS/MTSA CLAUSE:

(A)

(I) THE OWNERS SHALL COMPLY WITH THE REQUIREMENTS OF THE INTERNATIONAL CODE FOR THE SECURITY OF SHIPS AND OF PORT FACILITIES AND THE RELEVANT AMENDMENTS TO CHAPTER XI OF SOLAS (ISPS CODE) RELATING TO THE VESSEL AND “THE COMPANY” (AS DEFINED BY THE ISPS CODE). IF TRADING TO OR FROM THE UNITED STATES OR PASSING THROUGH UNITED STATES WATERS, THE OWNERS SHALL ALSO COMPLY WITH THE REQUIREMENTS OF THE US MARITIME TRANSPORTATION SECURITY ACT 2002 (MTSA) RELATING TO THE VESSEL AND THE “OWNER” (AS DEFINED BY THE MTSA).

(II) UPON REQUEST THE OWNERS SHALL PROVIDE THE CHARTERERS WITH A COPY OF THE RELEVANT INTERNATIONAL SHIP SECURITY CERTIFICATE (OR THE INTERIM INTERNATIONAL SHIP SECURITY CERTIFICATE) AND THE FULL STYLE CONTACT DETAILS OF THE COMPANY SECURITY OFFICER (CSO).

(III) LOSS, DAMAGES, EXPENSE OR DELAY (EXCLUDING CONSEQUENTIAL LOSS, DAMAGES, EXPENSE OR DELAY) CAUSED BY FAILURE ON THE PART OF THE OWNERS OR “THE COMPANY”/“OWNER” TO COMPLY WITH THE REQUIREMENTS OF THE ISPS CODE/MTSA OR THIS CLAUSE SHALL BE FOR THE OWNERS’ ACCOUNT, EXCEPT AS OTHERWISE PROVIDED IN THIS CHARTER PARTY.

(B)

(I) THE CHARTERERS SHALL PROVIDE THE OWNERS AND THE MASTER WITH THEIR FULL STYLE CONTACT DETAILS AND, UPON REQUEST, ANY OTHER INFORMATION THE OWNERS REQUIRE TO COMPLY WITH THE ISPS CODE/MTSA. WHERE SUB-LETTING IS PERMITTED UNDER THE TERMS OF THIS CHARTER PARTY, THE CHARTERERS SHALL ENSURE THAT THE CONTACT DETAILS OF ALL SUB-CHARTERERS ARE LIKEWISE PROVIDED TO THE OWNERS AND THE MASTER. FURTHERMORE, THE CHARTERERS SHALL ENSURE THAT ALL SUB-CHARTER PARTIES THEY ENTER INTO DURING THE PERIOD OF THIS CHARTER PARTY CONTAIN THE FOLLOWING PROVISION:

“THE CHARTERERS SHALL PROVIDE THE OWNERS WITH THEIR FULL STYLE CONTACT DETAILS AND, WHERE SUB-LETTING IS PERMITTED UNDER THE TERMS OF THE CHARTER PARTY, SHALL ENSURE THAT THE CONTACT DETAILS OF ALL SUB-CHARTERERS ARE LIKEWISE PROVIDED TO THE OWNERS”.

(II)  LOSS, DAMAGES, EXPENSE OR DELAY (EXCLUDING CONSEQUENTIAL LOSS, DAMAGES, EXPENSE OR DELAY) CAUSED BY FAILURE ON THE PART OF THE CHARTERERS TO COMPLY WITH THIS CLAUSE SHALL BE FOR THE CHARTERERS’ ACCOUNT, EXCEPT AS OTHERWISE PROVIDED IN THIS CHARTER PARTY.

(C)

NOTWITHSTANDING ANYTHING ELSE CONTAINED IN THIS CHARTER PARTY ALL DELAY, COSTS OR EXPENSES WHATSOEVER ARISING OUT OF OR RELATED TO SECURITY REGULATIONS OR MEASURES REQUIRED BY THE PORT FACILITY OR ANY RELEVANT AUTHORITY IN ACCORDANCE WITH THE ISPS CODE/MTSA INCLUDING, BUT NOT LIMITED TO, SECURITY GUARDS, LAUNCH SERVICES, VESSEL ESCORTS, SECURITY FEES OR TAXES AND INSPECTIONS, SHALL BE FOR THE CHARTERERS’ ACCOUNT, UNLESS SUCH COSTS OR EXPENSES RESULT SOLELY FROM THE NEGLIGENCE OF THE OWNERS, MASTER OR

CREW. ALL MEASURES REQUIRED BY THE OWNERS TO COMPLY WITH THE SHIP SECURITY PLAN SHALL BE FOR THE OWNERS’ ACCOUNT.

(D)

IF EITHER PARTY MAKES ANY PAYMENT WHICH IS FOR THE OTHER PARTY’S ACCOUNT ACCORDING TO THIS CLAUSE, THE OTHER PARTY SHALL INDEMNIFY THE PAYING PARTY.

53. OIL MAJORS VETTING CLAUSE:

DELETE

54. ADHERENCE TO VOYAGE INSTRUCTIONS CLAUSE:

OWNERS/THE MASTER SHALL AT ALL TIMES COMPLY WITH CHARTERERS’ VOYAGE INSTRUCTIONS AND/OR CHARTERERS’ STANDARD INSTRUCTIONS. THE VESSEL SHALL AT ALL TIMES LIFT THE MAXIMUM QUANTITY OF CARGO SPECIFIED IN THE VOYAGE ORDERS ALWAYS WITHIN THE VESSEL’S CAPABILITY, SAFE NAVIGATION AND IN COMPLIANCE WITH THE SAFE ARRIVAL DRAFT. IF A DISCREPANCY ARISES AT A LOADING TERMINAL THE MASTER IS TO CONTACT CHARTERERS OR THEIR AGENTS AT ONCE CONCERNING SAID DISCREPANCY TO CLARIFY THE SITUATION. TERMINAL ORDERS SHALL NOT SUPERSEDE CHARTERERS’ VOYAGE INSTRUCTIONS UNLESS AGREED BY CHARTERERS. IF TERMINAL OR SHIPPERS’ INSTRUCTIONS OR THE DESCRIPTION OF THE CARGO DIFFER FROM THOSE GIVEN IN CHARTERERS’ VOYAGE INSTRUCTIONS AND/OR THE RELEVANT CHARTER PARTY, THE MASTER IS TO IMMEDIATELY CONTACT CHARTERERS OR THEIR AGENTS AT THE RESPECTIVE PORT TO CLARIFY PRIOR TO LOADING. THE MASTER IS TO REQUEST MAXIMUM CARGO IN ACCORDANCE WITH THE VOYAGE INSTRUCTION AND/OR RELEVANT CHARTER PARTY. A DEAD FREIGHT STATEMENT AND LETTER OF PROTEST TO SHIPPERS SHOULD BE ISSUED BY THE MASTER ON EACH OCCASION THAT THE MAXIMUM CARGO DESCRIBED IN THE VOYAGE INSTRUCTIONS AND/OR RELEVANT CHARTER PARTY IS NOT LOADED. A COPY OF THE DEAD FREIGHT STATEMENT AND LETTER OF PROTEST IS TO BE DELIVERED TO CHARTERERS.

55. SMUGGLING/CONTRABAND CLAUSE:

ANY DELAYS, EXPENSES AND/OR FINES INCURRED ON ACCOUNT OF SMUGGLING AND/OR CONTRABAND SHALL BE FOR OWNERS’ ACCOUNT IF CAUSED BY THE MASTER, OFFICERS, CREW OR OTHER SERVANTS TO THE OWNERS.

56. BOYCOTT CLAUSE:

IN THE EVENT OF THE VESSEL IS BOYCOTTED, BEING DELAYED OR RENDERED INOPERATIVE BY STRIKES, LABOUR STOPPAGES OR ANY OTHER DIFFICULTIES ARISING FROM THE VESSEL’S FLAG, OWNERSHIP, CREW OR TERMS OF EMPLOYMENT OF CREW, OR OF THE VESSEL OR ANY OTHER VESSEL UNDER THE SAME OWNERSHIP, OPERATION OR CONTROL OF OWNERS, THE TIME SO LOST SHALL BE CONSIDERED AS OFF-HIRE AND ALL EXPENSES AND COSTS INCURRED THEREBY INCLUDING ANY BUNKER CONSUMED DURING SUCH PERIODS SHALL BE FOR OWNERS’ ACCOUNT.

57. BLACKLISTING CLAUSE:

OWNERS WARRANT THAT TO THE BEST OF THEIR KNOWLEDGE THE VESSEL AND HER OWNERS OR MANAGERS ARE NOT ON ANY BLACK LIST OR BOYCOTT LIST HINDERING, DELAYING OR PREVENTING THE VESSEL’S WORLDWIDE FREE AND UNRESTRICTED TRADING WITHIN THIS CHARTER PERIOD. SHOULD THE VESSEL BE BLACKLISTED BY THE SOLE REASON OF OWNERS FOLLOWING CHARTERERS’ VOYAGE ORDERS AND TRADING PATTERN AND THE VESSEL IS DELAYED BECAUSE OF THIS, CHARTERERS SHALL NOT BE ENTITLED TO PUT THE VESSEL OFF-HIRE.

58. CARGO TRANSFER CLAUSE:

DELETE

59. UNITED STATES OF AMERICA (U.S.) CUSTOMS AND BORDER REGULATIONS CLAUSE:

DELETE

60. STOWAWAYS CLAUSE:

OWNERS WARRANT EXERCISING DUE CARE AND DILIGENCE IN PREVENTING STOWAWAYS IN GAINING ACCESS TO THE VESSEL. IF, DESPITE THE EXERCISE OF DUE CARE AND DILIGENCE BY OWNERS, STOWAWAYS HAVE GAINED ACCESS TO THE VESSEL BY ANY MEANS, ALL TIME LOST AND ALL EXPENSES WHATSOEVER AND HOWSOEVER INCURRED BY REASON OF STOWAWAYS, INCLUDING FINES, SHALL BE FOR OWNERS’ ACCOUNT AND THE VESSEL SHALL BE OFF HIRE. SHOULD THE VESSEL BE ARRESTED BY REASON OF STOWAWAYS HAVING GAINED ACCESS TO THE VESSEL BY ANY MEANS, OWNERS SHALL TAKE ALL REASONABLE STEPS TO SECURE THAT RELEASE OF THE VESSEL WITHIN A REASONABLE TIME, AND SHOULD IT BE NECESSARY OWNER SHALL AT THEIR OWN EXPENSE PROVIDE BAIL TO SECURE THE RELEASE OF THE VESSEL.

61. ADDITIONAL EQUIPMENT/MACHINERY CLAUSE

DELETE

62. SPILLAGE / LEAKAGE PREVENTION CLAUSE:

DELETE

63. RULES & REGULATIONS CLAUSE:

OWNERS WARRANT THAT AT ALL TIMES DURING THE PERIOD OF THIS CHARTER, THE VESSEL SHALL BE IN FULL COMPLIANCE WITH ANY AND ALL PERTINENT LAWS AND REGULATIONS FOR WORLD WIDE TRADING (INCLUDING SUEZ CANAL TRANSITS) AND THAT THE VESSEL SHALL HAVE ON BOARD ALL CERTIFICATES REQUIRED INCLUDING BUT NOT LIMITED TO CERTIFICATE OF FITNESS, IMO, MARPOL, SOLAS, USCO LETTER OF COMPLIANCE, CERTIFICATE OF FINANCIAL RESPONSIBILITY (COFR), EMERGENCY VESSEL RESPONSE PLAN, INTERNATIONAL TONNAGE CERTIFICATE AND U.S. PORT AND TANKER SAFETY ACT.

OWNERS FURTHERMORE SHALL EXERCISE THEIR BEST ENDEAVOURS TO ENSURE THAT THE VESSEL WILL COMPLY WITH ANY NEW LAWS, RULES AND REGULATIONS (INCLUDING HEALTH AND SAFETY) THAT MAY BE ENACTED OR IMPLEMENTED AT ANY PORT AFTER THE DATE OF THIS CHARTER.

OWNERS ALSO WARRANT THAT THE “INTERNATIONAL SAFETY GUIDE FOR OIL TANKERS AND TERMINALS” AND “ICS/OCIMF SHIP TO SHIP TRANSFER GUIDE” ARE OR WILL BE PLACED ON BOARD THE VESSEL AND ARE PART OF ATTAINED PROCEDURES FOR THE DURATION OF THIS CHARTER. ANY DELAY ARISING TO THE VESSEL’S OPERATIONS AS A RESULT OF FAILURE TO COMPLY WITH ANY AND ALL PERTINENT LAWS AND REGULATIONS DURING THE PERIOD OF THIS CHARTER SHALL BE CONSIDERED OFF HIRE AND DEALT WITH ACCORDING TO THE CHARTER PARTY.

64. EMERGENCY RESPONSE & CONTINGENCY PLAN CLAUSE:

OWNERS WARRANT THAT THE VESSEL WILL COMPLY WITH THE REQUIREMENTS OF THE U.S.A. IN RESPECT TO APPROVED SOPEP AND OPA 90 VESSEL RESPONSE PLAN (VPR) AND THAT THE VESSEL SHALL CARRY ON BOARD A LETTER OF ACCEPTANCE FROM THE USCG THAT SUCH PLAN HAS BEEN FILED BY THEM.

OWNERS SHALL AMEND THEIR EMERGENCY RESPONSE PLAN IN ORDER TO FOLLOW CHARTERERS’/SUB-CHARTERERS’ EMERGENCY RESPONSE INSTRUCTIONS.

65. SAMPLING CLAUSE:

DELETE

66. PUMPING CLAUSE:

DELETE

67. CARGO RETENTION CLAUSE:

DELETE

68. CHEMICALS AND FRESH WATER FOR TANK CLEANING CLAUSE:

DELETE

69. SEA AND OTHER TERMINAL CLAUSE:

OWNERS WARRANT THAT THE VESSEL WHEN CALLING AT A SEA-TERMINAL, AND ANY OTHER TERMINAL WILL MAINTAIN HER ENGINES IN READINESS AND WILL BE LOADED AND DISCHARGED IN SUCH MANNER THAT SHE AT ANY STAGE OF THE LOADING OR DISCHARGING OPERATIONS IS ABLE, IF NECESSARY FOR ANY REASONS, TO IMMEDIATELY SHUT DOWN CARGO OPERATIONS AND PROMPTLY DISCONNECT HOSES AND MOORING LINES AND PROCEED TO ANOTHER ANCHORAGE AT SEA OR ELSEWHERE WHERE SHE MAY BE DIRECTED BY ENTITLED AUTHORITIES.

70. RE-MEASURING CLAUSE:

CHARTERERS HAVE THE OPTION TO ASK OWNERS TO CHECK CERTAIN MEASURES OF THE VESSEL FOR THE PURPOSE OF SATISFYING CERTAIN PORT/TERMINAL REGULATIONS, WHICH SHALL NOT BE UNREASONABLY DENIED BY OWNERS. ALL COSTS AND TIME TO BE FOR CHARTERERS’ ACCOUNT. ANY DIFFERENCE MET BY RE-MEASURING AT ANY TIME SHALL HAVE NO EFFECT ON THE VALIDITY AND/OR ENFORCEMENT OF THIS CHARTER AND BOTH POSITIVE OR NEGATIVE DIFFERENCES SHALL GIVE NEITHER PARTY THE RIGHT TO RENEGOTIATE OR TO CANCEL THIS CHARTER.

71. VAPOUR RETURN/RECOVERY SYSTEM CLAUSE:

DELETE

72. ITF CLAUSE:

OWNER WARRANTS THAT THE VESSEL HAS A VALID INTERNATIONAL TRANSPORTATION FEDERATION (ITF) BLUE CARD CERTIFICATE OR EQUIVALENT CERTIFICATE OR ONION AGREEMENTS ALWAYS ACCEPTABLE TO ITF ON BOARD JUSTIFYING THAT OFFICER’S AND CREW’S WAGES AND SOCIAL CONDITIONS ARE IN COMPLIANCE WITH ITF STANDARDS.. IN ADDITION TO CHARTERERS’ RIGHT TO PUT THE SHIP OFF-HIRE, OWNERS SHALL BE RESPONSIBLE FOR ANY TIME LOSS, DELAYS OR CONSEQUENCES ARISING DIRECTLY FROM THE VESSEL NOT HAVING THE BLUE CARD CERTIFICATE OR EQUIVALENT CERTIFICATE OR UNION AGREEMENTS ON BOARD, AND OWNER TO BE RESPONSIBLE FOR CHARTERERS’ LOSSES DIRECTLY CAUSED THEREBY.

73. USCG COMPLIANCE CLAUSE:

VESSEL TO COMPLY AT All TIMES WITH ALL APPLICABLE PROVISIONS OF USCG REGULATIONS AS MAY BE AMENDED FROM TIME TO TIME. ANY DELAYS AS A RESULT OF VESSEL’S FAILURE TO COMPLY WITH ALL APPLICABLE PROVISIONS AND REGULATIONS OF THE USCG SHALL BE CONSIDERED OFF-HIRE. IN RESPECT OF ANY AMENDMENTS TO SUCH REGULATIONS WHICH COME INTO FORCE AFTER THE DATE OF THIS CHARTER, OWNERS SHALL EXERCISE THEIR BEST ENDEAVOURS TO ENSURE THAT THE VESSEL WILL COMPLY WITH SAME.

74. CHANGE OF MANAGEMENT COSTS CLAUSE:

IN RELATION TO CLAUSE 1(I), DESCRIPTION AND CONDITION OF VESSEL, OWNERS SHALL NOT CHANGE VESSEL’S OWNERSHIP STRUCTURE, FLAG, REGISTRY, CLASSIFICATION SOCIETY AND MANAGEMENT COMPANY (BOTH COMMERCIAL AND TECHNICAL) WITHOUT CHARTERERS’ PRIOR WRITTEN CONSENT.

IF CHARTERERS CONSENT TO ANY CHANGE IN WRITING, ANY AND ALL COSTS AND EXPENSES THAT SHALL BE INCURRED BY CHARTERERS IN ORDER TO VET THE NEW MANAGEMENT COMPANY APPOINTED BY OWNERS SHALL BE FOR OWNERS’ ACCOUNT.

75. STOPIA/TOPIA CLAUSE:

DELETE

76. SEVERABILITY CLAUSE:

IF FOR ANY REASON ANY PROVISIONS OF THIS CHARTER ARE PROHIBITED OR UNENFORCEABLE IN ANY JURISDICTION, SUCH PROHIBITION OR UNENFORCEABILITY SHALL NEITHER INVALIDATE THE REMAINING PROVISIONS HEREOF OR AFFECT THE VALIDITY OR ENFORCEABILITY OF SUCH PROVISIONS IN ANY OTHER JURISDICTION.

77. OVERRIDlNG OR PREVAlLlNG TERMS CLAUSE:

SHELLTIME 4 TO BE LOGICALLY AMENDED SUCH THAT THE ABOVE CLAUSES ARE NOT INCONSISTENT THEREWITH. IN EVENT OF CONFLICT OF TERMS BETWEEN THE PRE-PRINTED SHELLTIME 4 FORM AND THE AMENDMENTS/ADDITIONAL CLAUSES, THE AMENDMENTS/ADDITIONAL CLAUSES SHALL PREVAIL.

78. RADIO CHARGES AND ENTERTAINING EXPENSES CLAUSE:

RADIO CHARGES AND ENTERTAINING EXPENSES INCURRED ON BEHALF OF CHARTERERS TO BE INVOICED CHARTERERS AND WILL BE PAID FOR AT COST, WHICH TO BE INCLUDED IN NEXT CHARTER HIRE.

79. TRANSHIPMENT CLAUSE:

OWNERS SHALL AGREE TO LOAD AND DISCHARGE FROM/TO BARGES AND/OR BY SHIP-TO-SHIP TRANSFER AFTER PRIOR NOTICE IS GIVEN BY CHARTERERS, WHEN PERMITTED BY THE PORT AUTHORITIES, ACCORDING TO USUAL PRACTICE, BUT ONLY ON CONDITION THAT NO RISK IS CAUSED TO THE VESSEL ACCORDING TO MASTER’S REASONABLE DISCRETION.

CHARTERERS SHALL PROVIDE FOR ALL NECESSARY EQUIPMENT, INCLUDING BOOMS, FENDERS AND HOSES, FOR SUCH OPERATIONS AT THEIR TIME, RISK AND EXPENSE AND TO THE SATISFACTION OF THE MASTER. SUCH OPERATIONS SHALL BE CARRIED OUT IN CONFORMITY WITH THE LATEST PROVISIONS OF THE ICS / OCIMF SHIP-TO-SHIP TRANSFER GUIDE (LIQUIFIED GASES).. IF THE MASTER AT ANY TIME CONSIDERS THAT SUCH OPERATIONS ARE, OR ARE LIKELY TO BECOME, UNSAFE THEN HE MAY DISCONTINUE SUCH OPERATIONS.

CHARTERERS SHALL PAY ANY ADDITlONAL PREMIUMS FOR HULL AND MACHINERY INCURRED BY SUCH OPERATIONS.

80. BOAT / TAXI HIRE CLAUSE:

BOAT/TAXI OR BUS HIRE ON CHARTERERS’ BUSINESS TO BE FOR CHARTERERS’ ACCOUNT AND ON OWNERS’ BUSINESS TO BE FOR OWNERS’ ACCOUNT. BUT IN CASE IT IS UNCLEAR WHETHER THE BOATS/TAXIS OR BUSES ARE USED FOR CHARTERERS’ BUSINESS OR FOR OWNERS’ BUSINESS, THE HIRE TO BE EQUALLY SHARED BETWEEN OWNERS AND CHARTERERS.

81. WATCHMAN CLAUSE:

IF, WITH THE PRIOR CONSENT OF CHARTERERS, WATCHMAN ORDERED BY THE MASTER BECAUSE HE CONSIDERS IT A DANGEROUS PORT OR IF WATCHMAN COMPULSORILY ARRANGED BY SHORE AS A CUSTOM OF THE PORT, THE CHARGES TO BE FOR CHARTERERS’ ACCOUNT.

82. AGENTS CLAUSE:

VESSEL TO BE ASSIGNED TO CHARTERERS’ AGENTS AT LOADING AND DISCHARGING PORT. OWNERS/VESSEL NOT TO APPOINT AGENT WITHOUT APPROVAL AND CONSENT OF CHARTERERS IN ORDER AVOID CONFLICT OF INTEREST. CHARTERERS’ AGENTS ALSO ATTENDING TO OWNERS’ HUSBANDARY MATTERS AND ANY EXTRA COSTS FOR SAME INCLUDING SERVICE REQUIRED FOR CREW CHANGES, REPAIRS, ETC. TO BE FOR OWNERS’ ACCOUNT. IT IS, HOWEVER, FURTHER UNDERSTOOD AND AGREED THAT CHARTERERS SHALL DO THEIR UTMOST IN PROTECTING OWNERS’ AND/OR CHARTERERS’ INTERESTS SO AS TO AVOID PAYMENT OF EXCESSIVE AND/OR DUPLICATED AGENCY FEES IN ALL PORTS. IT IS UNDERSTOOD AND AGREED THAT OWNERS SHALL NOT PAY FOR HUSBANDRY SERVICE UNLESS SAME RENDERED..

83. GENERAL DESCRIPTION:

AS PER GAS FORM C, BUT ALL DETAILS “ABOUT” UNTIL CONFIRMED BY BUILDER A/O CLASS A/O FLAG.

TYPE:	LPG / NH3 CARRIER
FLAG:	BAHAMAS, ANY CHANGE OF FLAG T0 BE SUBJECT TO CHARTERERS’ APPROVAL WHICH SHALL NOT BE UNREASONABLY WITHHELD.
BUILT:	2008
CLASS:	LR
SDWT:	58,685 M.T.
SDRAFT:	12.574M
LOA:	225.27 M
BEAM:	36.60 M

CUB CAP (100 PC): ABOUT 82,000 M3

SPEED + CONSUMPTION:

BASIS WIND + SEA-STATE NOT EXCEEDING BEAUFORT 5 +DOUGLAS 4 RESPECTIVELY, THE VESSEL’S ESTIMATED SPEEDS AND CONSUMPTIONS, SUBJECT TO EVALUATION OF THE VESSEL’S PERFORMANCE DURING THE SIX MONTHS FOLLOWING HER DELIVERY TO OWNERS EX SHIPYARD, ARE:

“ABOUT” / “ABOUT”

SPEED	BALLAST	LADEN

16.75 K	53.5 M.T.	57.5 M.T.
	(M/E: 47.5 M.T.)	(M/E: 51.5 M.T.)
	(A/E: 6.0 M.T.)	(A/E: 6.0 M.T.)

ABOVE BASED ON:

• M/E+ A/E CONSUMPTIONS (INCLUDING RELIQUIFICATION PLANT BUT EXCLUDING I..G. PLANT USE AND / OR PREPARATION OF CARGO TANKS FOR CHANGE OF CARGO GRADES)

• CARGO: LPG (50 / 50 PROPANE / BUTANE)

• VESSEL’S DRAFT ON LADEN PASSAGE OF ABOUT 11.60 M (BASIS ABOVE CARGO SPLIT) AND VESSEL’S DRAFT ON BALLAST PASSAGE OF ABOUT 7.50 M

ALL OF THE ABOVE GIVEN IN GOOD FAITH BUT WITHOUT GUARANTEE OR ENGAGEMENT

CONFIRMED SPEEDS AND CONSUMPTIONS WILL ALSO BE BASIS “ABOUT” / “ABOUT”. HOWEVER, FINAL SPEED & CONSUMPTION FIGURES NOT TO DIFFER SIGNIFICANTLY FROM THE FIGURES ALREADY ADVISED.

84. LAYMAN:

THE VESSEL SHALL BE DELIVERED TO CHARTERERS BETWEEN 15.07.08 - 31.08.08, BOTH DATES INCLUSIVE, (HEREINAFTER THE “LAYCAN”).

OWNERS SHALL KEEP CHARTERERS CLOSELY ADVISED OF PROGRESS IN THE VESSEL’S CONSTRUCTION PROGRAMME (INCLUDING TRIALS).

IF THE VESSEL IS DELIVERED AFTER 31.08.08, OWNERS SHALL PAY CHARTERERS A DAILY COMPENSATION WHICH TO BE 50 PCT OF THE DIFFERENCE BETWEEN THE CALCULATED RATE AND THE FLOOR RATE.

THE PARAMETERS TO BE USED FOR THIS CALCULATION ARE THE SAME AS PER CLAUSE 12 HIRE, BUT EXPRESSED IN A DAILY RATE.

THE AVERAGE BALTIC ASSESSMENT TO BE USED IS THE AVERAGE BALTIC FOR THE PERIOD FROM 01.09.08 UNTIL THE DAY OF DELIVERY.

85. HIRE:

FLOOR RATE OF USD 650,000.00 PMPR FOR FIXED YEARS 1, 2 + 3 AND

PLUS 50 PCT OF PROFIT ABOVE THE ABOVE FLOOR RATE FOR THE FIXED YEARS, ADJUSTED AND PAID THREE-MONTHLY (I.E. EVERY THREE (3) MONTHS) IN ARREARS, WITH A MAXIMUM OF USD 1,350,000.00 PMPR PAYABLE BY CHARTERERS COMPRISING THE SUM OF THE FLOOR AND OWNERS’ 50 PER CENT SHARE OF PROFITS.

FLOOR RATE OF USD 1,100,000.00 PMPR FOR OPTIONAL YEARS 4 + 5

OWNERS’ PUT-OPTION AT USD 800,000.00 PMPR FOR OPTIONAL YEARS 4 + 5

PLUS 50 PCT OF PROFIT ABOVE EACH OF THE ABOVE FLOOR RATES (FOR OPTIONAL YEARS), ADJUSTED AND PAID THREE-MONTHLY (I.E. EVERY THREE (3) MONTHS) IN ARREARS, WITH A MAXIMUM OF USD 1,950,000.00 PMPR PAYABLE BY CHARTERERS COMPRISING THE SUM OF THE FLOOR AND OWNERS’ 50 PER CENT SHARE OF PROFITS.

CHARTERERS SHALL DECLARE THEIR OPTION FOR YEARS 4 + 5 LATEST SIX (6) MONTHS PRIOR TO EXPIRY OF FIXED PERIOD. OWNERS SHALL DECLARE THEIR PUT-OPTION FOR YEARS 4 + 5 LATEST FORTY-FIVE (45) DAYS AFTER CHARTERERS HAVE WAIVED THEIR OPTION FOR YEARS 4 + 5

“PROFITS” DETERMINED BY TAKING THE AVERAGE OF THE DAILY QUOTES OF THE BALTIC LPG ROUTE ASSESSMENT FOR THE RELEVANT THREE-MONTHLY PERIOD AND USING THE FOLLOWING CALCULATION CRITERIA:

• SPEED & CONSUMPTION: AS DESCRIBED UNDER ADDITIONAL CLAUSE 49

• DISTANCE: RAS TANURA - CHIBA / 6,604 MILES

• PORT CHARGES: RAS TANURA USD 11,000.00

CHIBA                                                           USD 55,000.00

• BUNKERS: THREE-MONTHLY AVERAGE OF PLATTS FOR
FUJAIRAH AND SINGAPORE

• SEA MARGIN: 5 PER CENT AT SEA

• PROGRAMMING TOLERANCE: 1DAY

• INTAKE: 47,300 M.T. (BASIS TWO TANKS PROPANE PLUS TWO TANKS BUTANE)

• LAYTIME: 96 HOURS (BASIS 1/1) + 6 HOURS NOR TIME IN EACH PORT (ALSO BASIS 1/1) +

12 HOURS FOR BUNKERING

86. SUBSTITUTION:

OWNERS’ OPTION TO SUBSTITUTE VESSEL WITH A SIMILAR VESSEL AT ANY TIME DURING THE CHARTER PERIOD SUBJECT TO CHARTERERS’ APPROVAL (NOT TO BE UNREASONABLY WITHHELD) AND SUBJECT TO AGREEING REVISED CALCULATION (IF ANY).

87. LETTER OF INDEMNITY:

LOI IN OWNERS’ P&l CLUB WORDING:

“TO:     THE OWNERS, MASTER AND AGENTS OF

DATE:

DEAR SIRS,

VESSEL:

C/P:

GOODS:  ABOUT

THE ABOVE VESSEL, WHICH IS UNDER CHARTER TO

BY VIRTUE OF THE ABOVE CHARTER PARTY HAS LOADED A CARGO OF ABOUT

AT                                                                 SHIPPED BY

AND CONSIGNED TO                                                                                                                                                         AND BILLS OF
LADING HAVE BEEN

ISSUED ACCORDINGLY.

WE HEREBY REQUEST YOU TO ORDER THE VESSEL TO:

1.              PROCEED TO                                                                                                                                         TO DISCHARGE HER ENTIRE CARGO.

2.              DELIVER THE GOODS AS STATED ABOVE TO WITHOUT PRODUCTION OF THE BILLS OF LADING.

IN CONSIDERATION OF YOUR COMPLYING WITH OUR ABOVE REQUEST, WE HEREBY AGREE AS FOLLOWS:

1.                                      TO INDEMNIFY YOU, YOUR SERVANTS AND AGENTS AND TO HOLD ALL OF YOU

HARMLESS IN RESPECT OF ANY LIABILITY, LOSS OR DAMAGE OF WHATSOEVER NATURE WHICH YOU MAY SUSTAIN BY REASON OF DELIVERING THE GOODS TO AT IN ACCORDANCE WITH OUR REQUEST.

2.                                      TO PAY YOU ON DEMAND THE AMOUNT OF ANY LOSS OR DAMAGE OF WHATSOEVER NATURE WHICH THE MASTER AND/OR AGENTS OF THE VESSEL AND/OR ANY OTHER OF YOUR SERVANTS OR AGENTS WHATSOEVER MAY INCUR AS A RESULT OF THE VESSEL PROCEEDING AND DELIVERING THE GOODS AS AFORESAID.

3.                                      IN THE EVENT OF ANY PROCEEDINGS BEING COMMENCED AGAINST YOU OR ANY OF YOUR SERVANTS OR AGENTS IN CONNECTION WITH THE DELIVERY OF THE GOODS AS AFORESAID, TO PROVIDE YOU OR THEM FROM TIME TO TIME WITH SUFFICIENT FUNDS TO DEFEND THE SAME.

4.                                      IF THE VESSEL OR ANY OTHER VESSEL OR PROPERTY BELONGING TO YOU OR IN THE SAME OR ASSOCIATED OWNERSHIP, MANAGEMENT OR CONTROL SHOULD BE ARRESTED OR DETAINED OR IF THE ARREST OR DETENTION THEREOF SHOULD BE THREATENED, TO PROVIDE SUCH BAIL OR OTHER SECURITY AS MAY BE REQUIRED TO PREVENT SUCH ARREST OR DETENTION OR TO SECURE THE RELEASE OF SUCH VESSEL OR PROPERTY AND TO INDEMNIFY YOU IN RESPECT OF ANY LOSS, DAMAGE OR EXPENSES CAUSED BY SUCH ARREST OR DETENTION, WHETHER OR NOT THE SAME MAY BE JUSTIFIED.

5.                                      IF THE PLACE AT WHICH WE HAVE ASKED YOU TO MAKE DELIVERY IS A BULK LIQUID OR GAS TERMINAL OR FACILITY, OR ANOTHER VESSEL, LIGHTER ORBARGE, THEN DELIVERY TO SUCH TERMINAL, FACILITY, VESSEL, LIGHTER OR BARGE SHALL BE DEEMED TO BE DELIVERY TO THE PARTY TO WHOM WE HAVE REQUESTED YOU TO MAKE SUCH DELIVERY.

6.                                      AS SOON AS ALL THE ORIGINAL BILLS OF LADING FOR THE ABOVE GOODS SHALL HAVE ARRIVED AND/OR COME INTO OUR POSSESSION, TO PRODUCE AND DELIVER THE SAME TO YOU WHEREUPON OUR LIABILITY HEREUNDER SHALL CEASE.

7.                                      THE LIABILITY OF EACH AND EVERY PERSON UNDER THIS INDEMNITY SHALL BE JOINT AND SEVERAL, AND SHALL NOT BE CONDITIONAL UPON YOUR PROCEEDING FIRST AGAINST ANY PERSON, WHETHER OR NOT SUCH PERSON IS PARTY TO OR LIABLE UNDER THIS INDEMNITY.

8.                                      IF AT ANY TIME PRIOR  TO THE COMMENCEMENT OF DISCHARGE OF THE GOODS, YOU BECOME AWARE OF OR HAVE REASON TO BELIEVE THAT THERE IS OR MAY BE A DOUBT OR DISPUTE IN RESPECT OF TITLE TO THE GOODS THEN, WITHOUT PREJUDICE TO AND NOTWITHSTANDING THE TERMS OF THE ABOVE CHARTER PARTY AND WITHOUT PREJUDICE TO THE TERMS OF PARAGRAPHS 1 - 7 OF THIS LETTER OF INDEMNITY WHICH SHALL REMAIN IN FULL FORCE AND EFFECT, YOU SHALL BE ENTITLED TO REFUSE TO DELIVER THE GOODS AS INSTRUCTED UNTIL SUCH TIME AS YOU HAVE BEEN SATISFIED AS TO TITLE TO THE GOODS.

9.                                      THIS INDEMNITY SHALL BE CONSTRUED IN ACCORDANCE WITH ENGLISH LAW, AND EACH AND EVERY PERSON LIABLE UNDER THIS INDEMNITY SHALL AT YOUR REQUEST SUBMIT TO THE JURISDICTION OF THE HIGH COURT OF JUSTICE OF ENGLAND.

YOURS FAITHFULLY
FOR AND ON BEHALF OF:

AUTHORISED SIGNATORY)”

88. CHARGES AND DUES:

ANY CHARGES AND/OR DUES AND/OR LEVIES AND/OR TAXES ON CARGO AND/OR HIRE AND/OR SUB-HIRE AND/OR SUB-FREIGHT (HOWSOEVER BASED AND/OR CALCULATED) TO BE FOR CHARTERERS’ ACCOUNT AND TO BE SETTLED DIRECTLY BY THEM

89. INSURANCE:

ANY ADDITIONAL INSURANCE BY VIRTUE OF THE VESSEL’S AGE AND/OR CLASS AND/OR FLAG AND/OR OWNERSHIP TO BE FOR CHARTERERS’ ACCOUNT AND TO BE SETTLED DIRECTLY BY THEM.

ANY ADDITIONAL WAR RISK PREMIUM FOR H&M, LOH AND CREW (AS INVOICED BY OWNERS’ UNDERWRITERS) AND ANY CREW WAR BONUS, PAYABLE AS A RESULT OF VESSEL TRADING INTO WAR AND/OR WAR-LIKE TERRITORIES, TO BE FOR CHARTERERS’ ACCOUNT, AND SAME TO BE REIMBURSED PROMPTLY AFTER RECEIPT BY CHARTERERS OF SUPPORTING EVIDENCE FROM OWNERS’ UNDERWRITERS AND/OR OWNERS. VESSEL’S INSURED VALUE FOR WAR RISKS IS USD 120,000,000.00

90. U.S. CUSTOMS:

BIMCO U.S. CUSTOMS ADVANCE NOTIFICATION / AMS CLAUSE FOR TIME CHARTER PARTIES:

(A) IF THE VESSEL LOADS OR CARRIES CARGO DESTINED FOR THE U.S.A.. OR PASSING THROUGH U.S. PORTS IN TRANSIT, CHARTERERS SHALL COMPLY WITH THE CURRENT U.S.CUSTOMS REGULATIONS (19 CFR 4.7) OR ANY SUBSEQUENT AMENDMENTS THERETO AND SHALL UNDERTAKE THE ROLE OF CARRIER FOR THE PURPOSE OF SUCH REGULATIONS AND SHALL, IN THEIR OWN NAME, TIME AND EXPENSE:

I)                                       HAVE IN PLACE A SCAC (STANDAR CARRIER ALPHA CODE);

II)                                  HAVE IN PLACE AN ICB (INTERNATIONAL CARRIER BONO);

III)                             PROVIDE OWNERS WITH A TIMELY CONFIRMATION OF I) AND II) ABOVE;

IV)                              SUBMIT A CARGO DECLARATION BY AMS (AUTOMATED MANIFEST SYSTEM) TO THE U.S. CUSTOMS AND PROVIDE OWNERS AT THE SAME TIME WITH A COPY THEREOF.

(B) CHARTERERS ASSUME LlABILITY FOR AND SHALØL INDEMNIFY, DEFEND AND HOLD HARMLESS OWNERS AGAINST ANY LOSS AND/OR DAMAGE WHATSOEVER ( INCLUDING CONSEQUENTIAL LOSS AND/OR DAMAGE) AND/OR ANY EXPENSES, FINES, PENALTIES AND ALL OTHER CLAIMS OF WHATSOEVER NATURE, INCLUDING BUT NOT LIMITED TO LEGAL COSTS, ARISING FROM CHARTERERS’ FAILURE TO COMPLY WITH ANY OF THE PROVISIONS OF SSUB-CLAUSE (A).. SHOULD SUCH FAILURE RESULT IN ANY DELAY THEN, NOTWITHSTANDING ANY PROVISION IN THIS CHARTER PARTY TO THE CONTRARY, THE VESSEL SHALL REMAIN ON HIRE.

(C) IF CHARTERERS’ ICB IS USED TO MEET ANY PENALTIES, DUTIES, TAXES OR OTHER CHARGES WHICH ARE SOLELY THE RESPONSIBILITY OF OWNERS, OWNERS SHALL PROMTLY REIMBURSE CHARTERERS FOR THOSE AMOUNTS.

(D) THE ASSUMPTION OF THE ROLE OF CARRIER BY CHARTERERS PURSUANT TO THIS CLAUSE AND FOR THE PURPOSE OF THE U.S. CUSTOMS REGULATIONS (19 CFR 4.7) SHALL BE WITHOUT PREJUDICE TO THE IDENTITY OF CARRIER UNDER ANY BILL OF LADING, OTHER CONTRACT, LAW OR REGULATION.

91. BUNKER FUEL:

BIMCO BUNKER FUEL SULPHUR CONTENT CLAUSE FOR TIME CHARTER PARTIES 2005:

(A) WITHOUT PREJUDICE TO ANYTHING ELSE CONTAINED IN THIS CHARTER PARTY, THE CHARTERERS SHALL SUPPLY FUELS OF SUCH SPECIFICATIONS AND GRADES TO PERMIT THE VESSEL, AT ALL TIMES, TO COMPLY WITH THE MAXIMUM SULPHUR CONTENT REQUIREMENTS OF ANY EMISSION CONTROL ZONE WHEN THE VESSEL IS ORDERED TO TRADE WITHIN THAT ZONE.

THE CHARTERERS ALSO WARRANT THAT ANY BUNKER SUPPLIERS, BUNKER CRAFT OPERATORS AND BUNKER SURVEYORS USED BY THE CHARTERERS TO SUPPLY SUCH FUELS SHALL COMPLY WITH REGULATIONS 14 AND 18 OF MARPOL ANNEX VI, INCLUDING THE GUIDELINES IN RESPECT OF SAMPLING AND THE PROVISION OF BUNKER DELIVERY NOTES.

THE CHARTERERS SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OWNERS IN RESPECT OF ANY LOSS, LIABILITY, DELAY, FINES, COSTS OR EXPENSES ARISING OR RESULTING FROM THE CHARTERERS’ FAILURE TO COMPLY WITH THIS SUB-CLAUSE (A).

(B) PROVIDED ALWAYS THAT THE CHARTERERS HAVE FULFILLED THEIR OBLIGATIONS IN RESPECT OF THE SUPPLY OF FUELS IN ACCORDANCE WITH SUB-CLAUSE (A), THE OWNERS WARRANT THAT:

(I) THE VESSEL SHALL COMPLY WITH REGULATIONS 14 AND 18 OF MARPOL ANNEX VI AND WITH THE REQUIREMENTS OF ANY EMISSION CONTROL ZONE; AND

(III) THE VESSEL SHALL BE ABLE TO CONSUME FUELS OF THE REQUIRED SULPHUR CONTENT WHEN ORDERED BY THE CHARTERERS TO TRADE WITHIN ANY SUCH ZONE.

SUBJECT TO HAVING SUPPLIED THE VESSEL WITH FUELS IN ACCORDANCE WITH SUB-CLAUSE (A), THE CHARTERERS SHALL NOT OTHERWISE BE LIABLE FOR ANY LOSS, DELAY, FINES, COSTS OR EXPENSES ARISING OR RESULTING FROM THE VESSEL’S FAILURE TO COMPLY WITH REGULATIONS 14 AND 18 OF MARPOL ANNEX VI.

(C) FOR THE PURPOSE OF THIS CLAUSE, “EMISSION CONTROL ZONE” SHALL MEAN ZONES AS STIPULATED IN MARPOL ANNEX VI AND/OR ZONES REGULATED BY REGIONAL AND/OR NATIONAL AUTHORITIES SUCH AS, BUT NOT LIMITED TO, THE EU AND THE US ENVIRONMENTAL PROTECTION AGENCY, AS AMENDED AND/OR AUGMENTED FROM TIME TO TIME.

92. HIGHBURY IBERIAN PENINSULA CLAUSE:

IN THE EVENT THAT THE VESSEL TRANSITS WITHIN 200 MILES OF THE IBERIAN PENINSULA (WHICH SHALL BE DEFINED TO INCLUDE THE AZORES, CANARIES, MADEIRA AND PORTO SANTO) AND/OR CALLS AT ANY PORT OR PLACE ON THE IBERIAN PENINSULA, IN EITHER BALLAST OR LADEN CONDITION, ANY ADDITIONAL TIME INCURRED AS A RESULT OF COMPLYING WITH INSTRUCTIONS FROM, OR THE LAWS AND/OR REGULATIONS OF, ANY AUTHORITY ON THE IBERIAN PENINSULA REGARDING ROUTEING AND/OR OTHERWISE SHALL COUNT IN FULL AS HIRE OR LAYTIME (AS THE CASE MAY BE), AND ANY ADDITIONAL BUNKERS SO INCURRED SHALL BE FOR CHARTERERS’ ACCOUNT UNLESS CAUSED BY OWNERS’ / MASTER’S FAILURE TO COMPLY WITH SUCH INSTRUCTIONS, LAWS AND/OR REGULATIONS

ANY ADDITIONAL EXPENDITURE BY OWNERS IN THE WAY OF OIL POLLUTION PREVENTION MEASURES (INCLUDING BUT NOT LIMITED TO ESCORT/FIRE-FIGHTING/POLLUTION-GUARD/STAND-BY LAUNCHES / TUGS / WORKBOATS, OR EQUIVALENT) AND ANY RELATED CHARGES INCURRED AS A RESULT OF COMPLYING WITH INSTRUCTIONS FROM, OR THE LAWS AND/OR REGULATIONS OF, ANY AUTHORITY ON THE IBERIAN PENINSULA SHALL BE FOR CHARTERERS’ ACCOUNT..

93. ICE:

THE VESSEL SHALL NOT BE REQUIRED TO ENTER A PORT OR AREA WHEN THERE IS A RISK THAT, IN THE REASONABLE VIEW OF THE MASTER, THE VESSEL WILL NOT BE ABLE ON ACCOUNT OF ICE TO SAFELY REMAIN OR SAIL HAVING COMPLETED LOADING OR DISCHARGING. NOTWITHSTANDING THE FOREGOING, THE VESSEL SHALL REMAIN ON HIRE IF DELAYED DUE TO ICE AND/OR TO ANY REASON RELATED THERETO.

NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY IN THIS CHARTER, CHARTERERS SHALL BE LIABLE FOR ALL CONSEQUENCES INCLUDING BUT NOT LIMITED TO DAMAGES TO THE VESSEL AND/OR CARGO DUE TO ICE AND SHALL BE LIABLE FOR THE COSTS AND TIME FOR REPAIRS.

94. LPG COOLANT:

(A). OWNERS SHALL PROVIDE THE VESSEL WITH LPG COOLANT FOR MAIDEN VOYAGE AT THEIR EXPENSE. LPG COOLANT SHALL BE PROPANE.

(B). OWNERS AGREE THAT THE VESSEL SHALL MAINTAIN ON BOARD SUFFICIENT LPG COOLANT FOR PRE-COOLING NECESSARY FOR EACH SUBSEQUENT VOYAGE.

(C). PRIOR TO DRYDOCKING, CHARTERERS SHALL TAKE OVER AND REIMBURSE OWNERS AT THEIR DOCUMENTED FOB PRICE THE MAXIMUM QUANTITY OF LPG COOLANT AT THE LAST DISCHARGE PORT LEAVING ONLY VAPOUR OR MINIMUM LIQUID HEEL ON BOARD.

(D). OWNERS SHALL BEAR THE LOSS BY GAS-FREEING OF LPG COOLANT REMAINING ON BOARD PRIOR TO DRYDOCKING.

(E). PRIOR TO OR ON ARRIVAL AT THE FIRST LOADPORT AFTER DRYDOCKING, OWNERS SHALL ENDEAVOUR TO ARRANGE LPG COOLANT FOR GASSING UP AND COOLING DOWN TO THE MASTER’S REQUIREMENTS. SHOULD OWNERS BE UNABLE TO ARRANGE SUCH SUPPLY, CHARTERERS SHALL ARRANGE THE SUPPLY PRIOR TO ARRIVAL AT THE FIRST LOADPORT AFTER DRYDOCKING AND OWNERS SHALL REIMBURSE CHARTERERS AT THEIR DOCUMENTED FOB PRICE.

(F) THE VESSEL SHALL BE OFF-HIRE FROM THE TIME THAT SHE ARRIVES AT THE FIRST

LOADPORT AFTER DRYDOCKING UNTIL RECEIVING LPG COOLANT AND COOLING DOWN ARE COMPLETED AFTER WHICH SHE SHALL GO BACK ON HIRE. IN CASE OWNERS LOAD LPG COOLANT AT THE PLACE OF DRYDOCKING OR AT A PLACE / PORT NEARBY AND GASSING UP AND COOLING DOWN ARE CARRIED OUT DURING THE COURSE OF THE VESSEL’S PASSAGE TO THE FIRST LOADPORT AFTER DRYDOCKING, THE TIME CONSUMED FOR GASSING UP AND COOLING DOWN SHALL COUNT AS TIME ON HIRE.

(G) LPG COOLANT SUPPLIED BY OWNERS UPON DELIVERY AND/OR AFTER DRYDOCKING IS AND SHALL REMAIN OWNERS’ PROPERTY.HOWEVER, WHERE THE VESSEL HAS LOADED A CARGO OF BUTANE IN ALL HER TANKS IN ACCORDANCE WITH CHARTERERS’ INSTRUCTIONS AND ON THE NEXT VOYAGE SHE IS ORDERED BY CHARTERERS TO LOAD PROPANE, CHARTERERS SHALL THEN BE REQUIRED TO SUPPLY REPLACEMENT LPG COOLANT AT THEIR EXPENSE WITH ALL TIME LOST IN RECEIVING SUCH COOLANT, GASSING UP AND COOLING DOWN BEING FOR CHARTERERS’ ACCOUNT.

(H). THE VESSEL SHALL BE REDELIVERED WITH THE SAME QUALITY AND ABOUT THE SAME QUANTITY OF LPG COOLANT REMAINING ON BOARD AS ON DELIVERY / AFTER DRYDOCKING.

95. CONFIDENTIALITY:

IT IS A CONTRACTUAL CONDITION THAT THIS CHARTER (INCLUDING ALL PRECEDING NEGOTIATIONS) AND ANY ADDENDA HERETO SHALL BE KEPT STRICTLY PRIVATE AND CONFIDENTIAL BY THE PARTIES HERETO (INCLUDING THE BROKERS) AND NO DETAILS WHATSOEVER SHALL BE REPORTED UNLESS IT IS REQUIRED IN RELATION TO TRADING THE VESSEL AND/OR REQUIRED BY CHARTERERS BUSINESS CONNECTIONS IN WHICH CASE SUCH INFORMATION SHALL BE TREATED AS STRICTLY CONFIDENTIAL BY ANY THIRD PARTY TO WHOM IT IS DIVULGED BY CHARTERERS.

96. SALE OF THE VESSEL:

OWNERS SHALL HAVE THE RIGHT TO SELL THE VESSEL DURING THE COURSE OF THIS CHARTER WITH TRANSFER OF THE CHARTER ATTACHED, SUBJECT TO CHARTERERS’ APPROVAL OF THE TRANSFER (SAID APPROVAL NOT TO BE UNREASONABLY WITHHELD).

97. MANAGERS:

DORIAN (HELLAS) S.A., PIRAEUS, WHO SHALL HAVE THE RIGHT TO SUB-CONTRACT SOME MANAGEMENT FUNCTIONS.

98. TOTAL COMMISSION:

1.25 PC TO FEARNLEYS A/S, OSLO, ON ALL HIRE PAID.